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                                                                   Exhibit 2.23

                         AGREEMENT OF PURCHASE AND SALE

         THIS AGREEMENT (the "AGREEMENT") is made and entered into as of this 21st day of July, 1999, by and between FIRST INDUSTRIAL FINANCING PARTNERSHIP, L.P., a Delaware limited partnership ("SELLER"), and COPT ACQUISITIONS, INC., a Delaware corporation, or its assignee ("PURCHASER").

         1.       SALE.

         Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller, for the purchase price set forth below and on the terms and conditions set forth in this Agreement, the Project (as hereinafter defined), including those certain buildings, each of which contains approximately that number of net rentable square feet specified on EXHIBIT A attached hereto (the "BUILDINGS"). The Buildings are commonly known by the street addresses described on EXHIBIT A. For purposes of this Agreement, the term, "PROJECT" shall be deemed to mean, on a collective basis: (a) the parcels of land described in EXHIBIT B, attached hereto (the "Land"), together with all rights, easements and interests appurtenant thereto including, but not limited to, any streets or other public ways adjacent to said Land and any water or mineral rights owned by, or leased to, Seller; (b) all improvements located on the Land, including, but not limited to, the Buildings, and all other on-site structures, systems, and utilities associated with, and utilized by Seller in the ownership and operation of the Buildings (all such improvements being referred to herein as the "IMPROVEMENTS"), but excluding improvements, if any, owned by any tenant(s) located therein; (c) Seller's interest in all leases and other agreements to occupy all or any portion of the Project that are in effect on the Contract Date including, but not limited to, any New Leases (as defined in SECTION 8.2.1) (the "LEASES"); (d) all equipment, fixtures, machinery and personalty of every description that is owned by Seller (rather than any tenant under the Leases or any third party) attached to or used exclusively in connection with the Project (the "PERSONAL PROPERTY"); (e) all trademarks, tradenames, development rights, building names and entitlements and other similar assignable intangible personal property owned by Seller and used exclusively in connection with the ownership, operation and maintenance of the Land and the Improvements (the "INTANGIBLE PERSONAL PROPERTY"); (f) the Approvals (as defined in EXHIBIT D) issued to Seller in connection with the ownership of the Project to the extent the same are assignable; and (g) to the extent assignable, subject to proprietary rights therein and without recourse to Seller, all of Seller's right, title and interest in and to all guaranties and warranties issued with respect to the Improvements, if any, architectural plans, drawings and specifications, if any, describing the Improvements, and all surveys, maps, engineering reports and other technical descriptions of the Project (collectively, the "REPORTS").

         2.       PURCHASE PRICE.

         The total purchase price to be paid to Seller by Purchaser for the Project shall be Thirty-Nine Million Five Hundred Thousand and No/100 Dollars ($39,500,000.00), which amount has been allocated among the Buildings as described on EXHIBIT A (the "PURCHASE PRICE"). Provided that all conditions precedent to Purchaser's and Seller's obligations to close as set forth in this Agreement ("CONDITIONS PRECEDENT") have been satisfied and fulfilled, or waived in writing by Purchaser, the Purchase Price shall be paid to Seller at Closing, plus or minus prorations and other adjustments hereunder, by federal wire transfer of immediately available funds.

         3.       CLOSING.

         3.1. CLOSING DATE. The purchase and sale contemplated herein shall be consummated at a closing ("CLOSING") to take place by mail or at the offices of Purchaser's counsel, Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania 19103-2921, with a representative of the Title Company (as hereinafter defined) in attendance and receiving and disbursing funds. The Closing shall occur (i) within thirty (30) days after the Approval Date (as hereinafter defined) (the "INITIAL CLOSING DATE"), or (ii) in the event Purchaser timely exercises its Closing Date Extension Right (as hereinafter defined) pursuant to SECTION 6.5 hereof, within 60 days after the Approval Date (the "EXTENDED CLOSING DATE"),


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or (iii) at such other time as the parties may agree upon in writing (the date upon which Closing occurs pursuant to item (i), (ii) or (iii) above, the "CLOSING Date"). The Closing shall be effective as of 11:59 p.m. on the Closing Date.

         3.2. CONDITIONS TO CLOSING. It is a Condition Precedent to Purchaser's obligations to proceed to Closing that, as of the Closing Date (i) Seller has performed all of its covenants hereunder in all material respects, (ii) the Project is delivered to Purchaser at Closing free and clear of any occupants or rights to possession other than tenants under the Leases; (iii) the Title Company has issued or is prepared to issue the Title Policies (defined below) or marked up title commitments therefor at Closing, and (iv) Seller shall have delivered Estoppel Certificates (defined below) satisfying at least the Required Estoppel Amount (defined below). If any Condition Precedent to Purchaser's obligations hereunder is not fulfilled, or waived in writing by Purchaser, Purchaser may, in its sole discretion and as its sole remedy hereunder, at law or in equity, elect either (x) to terminate this Agreement by delivery of written notice to Seller, whereupon the Earnest Money, together with all interest earned thereon, shall be promptly returned to Purchaser and neither party shall have any further liability hereunder, except as otherwise expressly provided in SECTIONS 6.3, 17 and 20 below; or (y) proceed to Closing and waive the failure of the applicable Condition Precedent. It shall also be a Condition Precedent to Purchaser's obligation to proceed to Closing that during the period between the Approval Date and the Initial Closing Date, tenants leasing no more than 5% of the aggregate square footage of the Project as set forth on EXHIBIT A shall vacate or abandon the Project other than pursuant to the scheduled expiration of the applicable Leases (the "OCCUPANCY CONDITION"); provided, however, that the foregoing Occupancy Condition shall not be applicable to the period, if any, between the Initial Closing Date and the Extended Closing Date, and any vacation or abandonment of the Project during such period by one or more tenants, whether pursuant to the scheduled expiration of any such tenant's Lease or otherwise, shall not constitute the failure of a Condition Precedent hereunder. It shall be a further Condition Precedent to Purchaser's obligation to proceed to Closing that all of Seller's representations and warranties hereunder that were true and correct in all material respects as of the date of the Approval Date Certificate (defined below) remain true and correct in all material respects as of the Initial Closing Date (the "REPRESENTATION CONDITION"); provided, however, that the Representation Condition shall not be applicable to the period, if any, between the Initial Closing Date and the Extended Closing Date and the untruth or inaccuracy of any representation and warranty of Seller as of the Extended Closing Date that was true and correct in all material respects as of the date of the Approval Date Certificate and the Initial Closing Date shall not constitute the failure of a Condition Precedent hereunder. For purposes of determining those representations and warranties made by Seller to Purchaser that remain true and correct in all material respects as of the Approval Date, Seller shall deliver to Purchaser, not later than three
(3) days prior to the Approval Date, a certificate (the "APPROVAL DATE CERTIFICATE") certifying that all of Seller's representations and warranties made as of the Contract Date remain true and correct as of the date of such Approval Date Certificate, except for changes and qualifications specified by Seller in such Approval Date Certificate so as to make the Approval Date Certificate true and correct in all material respects. The representations, warranties and certifications contained in such Approval Date Certificate shall be made by Seller to the standard of knowledge, if any, contained herein for the applicable representations, warranties or certification and subject to all of the terms, conditions and limitations contained in SECTION 22 of this Agreement. Notwithstanding anything contained herein to the contrary, if either or both of the Representation Condition and the Occupancy Condition is not fulfilled, or waived in writing by Purchaser, Purchaser may, in its sole discretion and as its sole remedy hereunder, at law or in equity, elect either (aa) to terminate this Agreement by delivery of written notice to Seller not later than the Initial Closing Date, whereupon the Earnest Money, together with all interest earned thereon, shall be promptly returned to Purchaser and neither party shall have any further liability hereunder, except as otherwise expressly provided in SECTIONS 6.3, 17 and 20 below; or (bb) proceed the Closing and waive the failure of the applicable Condition Precedent.

         4.       EARNEST MONEY.

         4.1. ESCROWEE. On the Contract Date, the parties shall enter into an escrow agreement in the form attached hereto as EXHIBIT C (the "ESCROW AGREEMENT," the escrow



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created thereby being referred to herein as the "Escrow"), designating
Commonwealth Land Title Insurance Company as the escrowee thereunder ("ESCROWEE"). The parties hereby authorize their respective attorneys to execute the Escrow Agreement and to make such amendments thereto as they shall deem necessary or convenient to close the transaction contemplated hereby.

         4.2. EARNEST MONEY DEPOSIT. Not later than three (3) business days after Seller's execution and delivery of this Agreement (the date of such execution and delivery, the "CONTRACT DATE"), Purchaser shall deposit into the Escrow, in accordance with the terms of the Escrow Agreement, and as its initial earnest money deposit (the "INITIAL EARNEST MONEY"), the sum of Five Hundred Thousand and No/100 Dollars ($500,000.00). In the event Purchaser elects to exercise its Closing Date Extension Right pursuant to SECTION 6.5 below, Purchaser shall deposit within three (3) business days following the delivery of the Closing Date Extension Notice (as defined in SECTION 6.5 below), as an additional earnest money deposit (the "ADDITIONAL EARNEST MONEY"), the sum of Five Hundred Thousand and No/100 Dollars ($500,000.00). The Initial Earnest Money and the Additional Earnest Money shall be hereinafter collectively referred to as the "EARNEST MONEY". The Earnest Money shall be invested by the Escrowee in an interest-bearing account with an FDIC-insured, national bank having gross assets in excess of $1,000,000,000.00 (an "APPROVED DEPOSITORY").

         4.3. APPLICATION AT CLOSING. At Closing, the Earnest Money shall be delivered to Seller and credited against the Purchase Price. All interest (if any) earned on the Earnest Money shall be paid to Purchaser, except in the event of Purchaser's breach of its obligations under this Agreement resulting in Seller's termination of this Agreement (as hereinafter provided), whereupon the Earnest Money and all interest earned thereon shall be paid to Seller. All Earnest Money shall be appropriately dealt with by the Escrowee so as to be delivered to Seller or Purchaser, as the case may be, as provided herein and as provided in the Escrow Agreement.

         5.       SELLER'S DELIVERIES.

         Prior to the execution of this Agreement, Seller has, to Seller's knowledge, delivered or made available to Purchaser all of the documents, materials, information and agreements described on EXHIBIT D attached hereto that are in Seller's possession or reasonable control (the "DOCUMENTS"), including, but not limited to, those documents, materials, information and agreements identified on EXHIBIT D-1 to this Agreement (the "SCHEDULED DOCUMENTS"). Seller shall continue to make available to Purchaser or its agents for inspection at the Harrisburg, Pennsylvania office of First Industrial Realty Trust, Inc., a Maryland corporation ("FR"), all, to Seller's knowledge, of the Documents in Seller's possession or reasonable control, which were not previously delivered by Seller to Purchaser pursuant to the correspondence and corollary documentation described on SCHEDULE 5 attached hereto.

         6.       INSPECTION PERIOD.

         6.1. BASIC PROJECT INSPECTION. At all times prior to Closing, including times following the "INSPECTION PERIOD" (which Inspection Period is defined to be the period from and after the Contract Date and continuing through and including the date that is thirty (30) days after the Contract Date), Purchaser, its agents and representatives shall be entitled to conduct a "BASIC PROJECT INSPECTION," which will include the rights to: (i) enter upon the Land and Improvements, on reasonable notice to Seller, to perform inspections and tests of the Project, (ii) make investigations with regard to environmental and other legal requirements, (iii) review the tenant leases and other contracts affecting the Project, and (iv) upon three (3) business days' prior written notice to Seller affording Seller the opportunity to be present at such interview, interview any tenant of the Project with respect to its current and prospective occupancy of the Project. If Purchaser determines that the results of any inspection, test, examination or review do not meet Purchaser's criteria, in its sole discretion, for the purchase, financing or operation of the Project in the manner contemplated by Purchaser, then Purchaser may terminate this Agreement by written notice to Seller (the "TERMINATION NOTICE"), with a copy to Escrowee, given not later than the last day of the Inspection Period (the "APPROVAL



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DATE"). If Purchaser fails to timely deliver a Termination Notice to Seller prior to the Approval Date, Purchaser shall be automatically deemed to have waived its right to terminate this Agreement pursuant to this SECTION 6.1. Upon the timely termination of this Agreement by Purchaser in accordance with the terms of this SECTION 6.1, the Initial Earnest Money, together with all interest thereon, shall be returned to Purchaser and neither party shall have any further liability to the other hereunder, except as provided in SECTIONS 6.3, 17 and 20 below.

         6.2. ENVIRONMENTAL ASSESSMENT AND ADDITIONAL PERIOD. During the Inspection Period, Purchaser shall have the right to employ one or more environmental consultants or other professional(s) to perform a so-called "Phase I" environmental inspection and assessment (the "ASSESSMENT") of the Project, and Seller acknowledges and consents to such Assessment. Seller shall reasonably cooperate with Purchaser and its environmental consultants (but without third party expense to Seller). In the event that (i) the results of the Assessment are inconclusive or reveal material environmental matters unacceptable to Purchaser, in its sole judgment, or (ii) Purchaser has not received or has not, in its sole judgment, had adequate time to review updated Surveys of the Project (but not the Surveys delivered by Seller, which Purchaser shall be required to review on or prior to the Approval Date), then Purchaser, at its sole option but provided that Purchaser satisfies all of the conditions described in the next sentence, after prior written notice to Seller delivered on or prior to the Approval Date, shall be entitled to extend the Inspection Period for 15 days following the Approval Date (the "ADDITIONAL PERIOD"), for the limited purposes of allowing and accommodating (x) additional required environmental inspections and tests (the "ADDITIONAL ASSESSMENT"), whether involving an ASTM "Phase II" evaluation or otherwise (provided the scope of such Additional Assessment has been approved by Seller, which approval shall not be unreasonably withheld or delayed), and/or (y) additional review of the updated Surveys, as the case may be, and for no other purposes whatsoever. If Purchaser timely exercises its right to extend the Inspection Period by the Additional Period, Purchaser shall be required to provide written notice to Seller, on or prior to the Approval Date, certifying to Seller that Purchaser (aa) has obtained financing for the Project (or has sufficient capital proceeds available to consummate the transactions contemplated hereby without financing) and completed the Basic Project Inspection; and (bb) Purchaser is satisfied with the condition of the Project and Purchaser's underwriting of the Project, including, but not limited to, the physical condition of the Project and the status of the tenancies, subject only to the Additional Assessment with regard to the environmental condition of the Project and/or the completion of Purchaser's review and approval of the updated Surveys, whereupon Purchaser shall have no further right to terminate this Agreement by delivery of a Termination Notice on or prior to the Approval Date. Such Additional Period, if applicable, shall automatically and concomitantly extend the Initial Closing Date and Extended Closing Date, if applicable, on a day-to-day basis, for all relevant purposes hereunder. If (i) Purchaser has elected to extend the Inspection Period by the Additional Period for the limited purposes described in this SECTION 6.2; and (ii) any Additional Assessment conducted by Purchaser reveals any environmental condition(s) that either were not known to Purchaser as of the Approval Date or were known to Purchaser but not capable of being reasonably evaluated on the basis of information available to Purchaser and which, in Purchaser's sole judgment, would have a material adverse affect on the ownership, use or operation of the Project, Purchaser may elect to terminate this Agreement by written notice to Seller (an "ADDITIONAL PERIOD TERMINATION NOTICE"), with a copy to Escrowee, given not later than the last day of the Additional Period, which Additional Period Termination Notice shall contain a reasonably detailed description of the environmental conditions revealed by the Additional Assessment together with a certification made by Purchaser to Seller that Purchaser either (i) had no knowledge of such environmental conditions as of the Approval Date or (ii) had knowledge of such environmental condition but lacked sufficient information to reasonably evaluate such condition. If (a) Purchaser satisfies all of the conditions described in the preceding sentence and (b) timely delivers an Additional Period Termination Notice on or prior to the expiration of the Additional Period, this Agreement shall be deemed properly terminated, whereupon the Earnest Money, together with all interest earned thereon, shall be promptly returned to Purchaser and neither party shall have any further liability hereunder, except as otherwise provided in SECTION 6.3, 17 and 20.



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         6.3. PURCHASER'S UNDERTAKING. Purchaser hereby covenants and agrees that it shall cause all studies, investigations and inspections (including, but not limited to, the Assessment and any Additional Assessment), performed at the Project pursuant to this SECTION 6 to be performed in a manner that does not unreasonably disturb or disrupt the tenancies or business operations of the Project's tenant(s). Further, in connection with Purchaser's exercise of its rights under this Agreement, if the Closing fails to occur for any reason whatsoever, Purchaser hereby covenants and agrees to repair any physical damage that occurs to the Project due to the exercise by Purchaser (or any person acting on the behalf or at the request of Purchaser including, without limitation, its agents, employees, independent contractors, consultants or representatives) of its rights pursuant to this Agreement (or any entry onto the Project prior to the date of this Agreement for purposes comparable to those described in SECTION 6.1), including, without limitation, the right to conduct the Basic Project Inspection or the Assessment, at Purchaser's sole cost and expense, and to return the Project to the same condition as existed immediately prior to the initial entry onto the Project or any portion thereof (or, to the extent such restoration is not practicable, to a condition of equal or greater value). During the Inspection Period, Purchaser, its engineers, architects, employees, contractors and agents shall maintain public liability insurance policies insuring against claims arising as a result of the Basic Project Inspection. Said insurance policies shall include personal injury and property damage coverage, in the amount of not less than $1,000,000 per occurrence and $5,000,000 annual general aggregate per location. Said insurance policies shall be issued by an insurance agency with a Best Rating of A-IX or better and otherwise be reasonably acceptable to Seller and licensed to do business in the Commonwealth of Pennsylvania. Prior to the commencement of the Basic Project Inspection, Purchaser shall deliver to Seller, insurance certificates (on ACORD Form 27) naming Seller as an additional insured and reflecting the coverage required in this SECTION 6.3. Purchaser hereby indemnifies, protects, defends and holds Seller harmless from and against any and all losses, damages, claims, causes of action, judgments, damages, costs and expenses (but in no event any consequential or speculative damages) that Seller suffers or incurs as a result of any damage caused at, to, in, or at the Project as a result of any or all of the studies, investigations and inspections (including, but not limited to, the Assessment), that Purchaser elects to perform (or cause to be performed) pursuant to this Agreement. Purchaser's undertaking pursuant to this SECTION 6.3 shall indefinitely survive the Closing or termination of this Agreement.

         6.4. CONFIDENTIALITY. Each party agrees to maintain in confidence, the information contained in this Agreement or pertaining to the sale contemplated hereby and the information and data furnished or made available by Seller to Purchaser, its agents and representatives in connection with Purchaser's investigation of the Project and the transactions contemplated by the Agreement; provided, however, that each party, its agents and representatives may disclose such information and data (a) to such party's accountants, attorneys, prospective lenders, investment bankers, underwriters, ratings agencies, partners, consultants and other advisors in connection with the transactions contemplated by this Agreement (collectively "REPRESENTATIVES") to the extent that such Representatives reasonably need to know such information and data in order to assist, and perform services on behalf of, Seller or Purchaser; (b) to the extent required by any applicable statute, law, regulation or governmental authority, including, without limitation, any rule or regulation promulgated by the Securities Exchange Commission; and (c) in connection with any litigation that may arise between the parties in connection with the transactions contemplated by this Agreement.

         6.5. CLOSING DATE EXTENSION RIGHT. Purchaser may elect, in its sole discretion, to extend the Closing Date (the "CLOSING DATE EXTENSION RIGHT") until the date that is sixty (60) days from and after the Approval Date by delivery of written notice to Seller (the "CLOSING DATE EXTENSION NOTICE"), with a copy to Escrowee, given not later than the date which is ten (10) days prior to the Initial Closing Date. Purchaser shall deposit the Additional Earnest Money with Escrowee not later than three (3) business days after the delivery of the Closing Date Extension Notice and in accordance with SECTION 4.2 above and the terms of the Escrow Agreement. In the event Purchaser (a) does not timely deliver the Closing Date Extension Notice to Seller, or (b) fails to deposit the Additional Earnest Money with Escrowee within three (3) business days following the delivery of the Closing Date Extension Notice, the Closing Date Extension Right shall be null and void and the Closing



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Date shall be the date that is set forth in SECTION 3(I) or SECTION 3(III)
hereof, as the case may be.

         7.       TITLE AND SURVEY MATTERS.

         7.1. CONVEYANCE OF TITLE. At Closing, Seller agrees to deliver to Purchaser special warranty deeds ("Deeds"), in recordable form, conveying record fee simple title to the Project to Purchaser, free and clear of all liens, claims and encumbrances except for the following items (the "PERMITTED EXCEPTIONS"): (1) taxes not yet due and payable; and (2) the rights of tenants under leases reflected on the rent roll ("RENT ROLL") attached hereto EXHIBIT E.

         7.2. TITLE COMMITMENT. Purchaser shall obtain, within ten (10) days after the Contract Date, commitments, dated after the Contract Date, issued by Commonwealth Land Title Insurance Company (the "TITLE COMPANY"), for owner's title insurance policies (the "TITLE POLICIES"), in the full amount of the Purchase Price, showing fee simple title to the Project in Seller, together with copies of all recorded documents evidencing title exceptions raised in "Schedule B" of such title commitment. Any and all costs related to the Title Policies shall be paid by the Purchaser, including, but not limited to, the costs of the title insurance premium, the cost of deleting the Schedule B preprinted exceptions, any endorsements and all search, continuation and later-date fees.

         7.3. SURVEY. Seller has delivered to Purchaser, those certain surveys of the Project described on SCHEDULE 7.3 (the "SURVEYS"). Any updates of the Surveys, including, but not limited to recertification thereof, shall be the sole responsibility of Purchaser, and Purchaser shall pay for all costs of updating the Surveys (and/or procuring new surveys) in connection with the transaction contemplated hereunder.

         7.4. DEFECTS AND CURE. The items described in SECTIONS 7.2 and 7.3 are collectively referred to as "TITLE EVIDENCE." If the Title Evidence discloses any liens, claims, encumbrances or other matters, other than the Permitted Exceptions, to which Purchaser, in its sole and absolute discretion, shall object (the "DEFECTS"), Purchaser shall notify Seller thereof (the "DEFECT NOTICE"), in writing, on or prior to the Approval Date (except that Purchaser shall be entitled to object to New Defects (defined below) disclosed on the updated Surveys during the Additional Period, if any), and thereafter Seller shall have the right (but not the obligation, except as hereinafter provided) to cure and remove such Defects prior to Closing. In the event that Purchaser (xx) elects to obtain updates to the Surveys; and (yy) extends the Inspection Period for the Additional Period pursuant to, and in accordance with, SECTION 6.2, Purchaser may provide an additional Defect Notice on or prior to the expiration of the Additional Period with respect to only those liens, claims, encumbrances or other matters that are depicted by such updated Surveys but were not described or depicted in the Surveys delivered by Seller to Purchaser or the other Title Evidence (any such Defects, "NEW DEFECTS"). Within ten (10) days after Seller's receipt of a Defect Notice, Seller shall notify Purchaser ("SELLER'S RESPONSE NOTICE") as to those Defect(s) or New Defects, as the case may be, if any, that Seller shall attempt to cure prior to Closing, if any. If Seller fails to deliver a Seller's Response Notice to Purchaser within ten (10) days, Seller shall be deemed to have notified Purchaser that Seller shall not cure any Defect(s) or New Defects, as the case may be, raised in the Defect Notice; provided, however, that Seller shall be obligated to cure and remove all of the following Defects ("MANDATORY CURE ITEMS"), if any: (i) the liens of any mortgage, trust deed or deed of trust executed by Seller and evidencing an indebtedness owed by Seller; (ii) tax liens; (iii) mechanic's liens pursuant to a written agreement either between (x) the claimant (the "CONTRACT CLAIMANT") and Seller or its employees, officers or managing agents (the "SELLER PARTIES") or (y) the Contract Claimant and any other contractor, materialman or supplier with which Seller or the Seller Parties have a written agreement; and (iv) any covenant, lien, restriction or easement arising from and after the Contract Date as a direct result of the intentional act of Seller or the Seller Parties that is not consented to by Purchaser in its sole and absolute discretion. If Seller notifies Purchaser (or is deemed to notify Purchaser) that it will not cure any or all Defect(s) or New Defects, as the case may be (except for Mandatory Cure Defects which Seller shall remain obligated to cure), then Purchaser may (1) terminate this Agreement by written notice to Seller given within five (5)



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days after Purchaser receives (or is deemed to receive) Seller's Response
Notice, in which event the Earnest Money, together with all interest earned thereon, shall be returned to Purchaser and neither party shall have any further liability to the other hereunder, except as provided in SECTIONS 6.3, 17 and 20 herein; or (2) proceed to close with no reduction in or offset against the Purchase Price (except that Purchaser may reduce the Purchase Price by the amount necessary to cure any Mandatory Cure Defects), and thereafter Purchaser shall be deemed to have accepted such Defect(s) or New Defects, as the case may be, as Permitted Exceptions, and Purchaser shall be deemed to automatically and forever waive any and all claims and liabilities against Seller with respect to such Defect(s) or New Defects, as the case may be. To the extent that Purchaser fails to timely and properly notify Seller (pursuant to this SECTION 7) of any such Defect(s) or New Defects, as the case may be, Purchaser shall be deemed to have accepted the same and to automatically and forever waive its right to terminate this Agreement pursuant to this SECTION 7.4 and such Defect(s) or New Defects, as the case may be, shall be deemed Permitted Exceptions for all purposes hereunder. Seller shall be entitled to reasonably delay closing to a date no later than thirty (30) days after the Initial Closing Date or the Extended Closing Date (as the case may be), time being of the essence, to enable Seller to satisfy its obligations pursuant to this SECTION 7.4.

         8.       SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS.

                  8.1. SELLER'S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to Purchaser that the following matters are true as of the Contract Date in all material respects:

                  8.1.1. DELIVERY OF WRITTEN MATERIALS. To Seller's knowledge, Seller has not failed to deliver, or make available to Purchaser pursuant to
SECTION 5, any Document in Seller's possession or reasonable control which contains information that would have a material adverse impact on (i) Purchaser's ability to use and operate the Project as it is currently being used and operated or (ii) the value of the Project.

                  8.1.2. COMPLIANCE WITH LAWS. Except as disclosed by the Scheduled Documents, Seller has received no written notice from any governmental authority of, and Seller has no actual knowledge of, (i) any material violation or alleged material violation of any law, ordinance, rule or regulation which is in effect as of the date of this Agreement, by the Project or any portion thereof, including, without limitation, any violation or alleged violation of any local, state or federal environmental, zoning, handicap or fire law, ordinance, code, regulation, rule or order, and specifically including, without limitation, variances or special permits affecting the Project; or (ii) Seller having failed to discharge and perform all conditions to any permits or other approvals with respect to the Project. Except as disclosed by the Scheduled Documents, Seller has received no written notice from any governmental authority of any improvements, alterations or other work of any kind that must be completed in order to bring the Project into compliance with the Americans With Disabilities Act or any and all regulations promulgated thereunder.

                  8.1.3. LITIGATION. Except as disclosed by the Scheduled Documents, Seller has received no notice of, and Seller has no actual knowledge of, pending or threatened litigation or governmental proceedings against Seller, or the Project, that could result in an encumbrance to the Project or materially and adversely limit or impair the use or operation thereof, or affect the validity or enforceability of this Agreement or the Leases or the performance of Seller under this Agreement.

                  8.1.4. DUE AUTHORIZATION. Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and fully qualified to do business in the Commonwealth of Pennsylvania. Seller has full power, right and authority to own and operate the Project and to execute, deliver and carry out the terms and provisions of this Agreement and each of the other agreements, instruments and documents herein required to be made or delivered by Seller pursuant hereto, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and such other agreements, instruments and documents. The individuals executing this Agreement and all other agreements, instruments and documents herein required to be made or delivered by Seller pursuant hereto on behalf of Seller are and shall be duly authorized to sign the same on Seller's behalf and to bind Seller thereto.

                  8.1.5. ENFORCEABILITY. This Agreement has been, and each and all of the other agreements, instruments and documents herein required to be made by Seller pursuant hereto have been, and on the Closing Date will be, executed by Seller or on behalf of Seller, and when so executed, are and shall be legal, valid, and binding obligations of Seller enforceable against Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the rights of creditors generally and, as to enforceability, the general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). No consent of any creditor, investor, judicial or administrative body, governmental authority or other governmental body or agency, or other party to such execution and delivery and performance by Seller is required.

                  8.1.6. NO CONFLICT. The execution and delivery of, and consummation of the transactions contemplated by this Agreement is not prohibited by, and will not conflict with, constitute grounds for termination of, or result in the breach of any of the agreements or instruments to which Seller is now party or by which it or the Project is bound, or to Seller's knowledge, any order, rule or regulation of any court or other governmental agency or official.

         8.1.7.   ENVIRONMENTAL MATTERS.

                  (i) Except as disclosed in the Scheduled Documents, (a) Seller has not filed or received any written notice or other formal written communication under federal or state law indicating past or present treatment, generation, storage or disposal of any Hazardous Material on the Land by Seller; and (b) Seller has not received any written notice or other formal written communication to the effect that it may be liable as a result of a release or threatened release of a Hazardous Material upon or from the Land. Except as disclosed in the Scheduled Documents, Seller has received no written notice of any threatened actions or proceedings by any governmental agency or any other party regarding the disposal or presence of Hazardous Materials at the Project or regarding any violation of Environmental Law at the Project.

                  (ii) To Seller's knowledge, except as disclosed in the Scheduled Documents, Seller has not placed, used, generated, stored, or disposed of on or under the Land, or transported to or from it, any Hazardous Material except in the ordinary and normal course of business and in compliance with Environmental Laws.

                  (iii) To Seller's knowledge, except as disclosed in the Scheduled Documents: (a) there are no Hazardous Materials present on the Land except in the ordinary course of business and in compliance with Environmental Laws; and (b) the Land, and the use and operation thereof, is in material compliance with all applicable Environmental Laws.

                  (iv) The term "ENVIRONMENTAL LAWS" means all applicable federal, state or local laws, ordinances, requirements and regulations (including consent decrees and administrative orders) relating to health, worker protection, safety, wetlands, waste disposal, or the protection of the environment, including, without limitation: the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the federal Superfund Amendments and Reauthorization Act of 1986, the federal Resource Conservation and Recovery Act of 1976, the federal Clean Air Act, the federal Water Pollution Control Act and federal Clean Water Act of 1977, the federal Insecticide, Fungicide and Rodenticide Act, the federal Pesticide Act of 1978, the federal Toxic Substances Control Act, the federal Safe Drinking Water Act, the federal Hazardous Materials Transportation Act, and all amendments thereto and regulations adopted pursuant thereto.

                  (v) The term "HAZARDOUS MATERIAL" shall mean any substance or material regulated under any Environmental Law, including, without limitation, oil and petroleum products and by-products, asbestos, asbestos-containing materials, polychlorinated biphenyls, radon, urea formaldehyde, radioactive materials and pesticides.

                  8.1.8. BANKRUPTCY MATTERS. Neither Seller nor, to Seller's knowledge, any existing tenant or guarantor under any of the Leases, has made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors, suffered the appointment of a receiver to take possession of substantially all of its assets, suffered the attachment or other judicial seizure of substantially all of its assets, admitted its inability to pay its debts as they come due, or made an offer of settlement, extension or composition to its creditors generally.

                  8.1.9. LEASES. (i) The tenants listed in the Rent Roll attached hereto as EXHIBIT E are the only tenants occupying the Project; (ii) other than as described on EXHIBIT E, there are no other oral or written leases, tenancies or other arrangements under which any other party has a right to occupy all or any part of the Project, except to the extent of any New Leases executed and entered into prior to Closing pursuant to SECTION 8.2.1; (iii) copies of all Leases, and all amendments thereto and guaranties thereof, if any, have been furnished by Seller to Purchaser and the copies so provided are accurate and complete except to the extent of any New Leases executed and entered into prior to Closing pursuant to SECTION 8.2.1; (iv) the Leases have not been amended, modified or terminated (except for any amendments delivered to Purchaser pursuant to item (iii) above or any New Leases executed and entered into prior to Closing pursuant to SECTION 8.2.1); and (v) the Rent Roll attached hereto as EXHIBIT E is an accurate and complete copy of the Rent Roll prepared by Seller in the ordinary course of its ownership of the Project current as of the date specified thereon. To Seller's knowledge, (a) the Leases are presently valid and in full force and effect and there are no material defaults thereunder except as disclosed in the Scheduled Documents, (b) except as set forth in
SCHEDULE 8.1.14 or the Title Evidence, no tenant has any right or option to acquire the Project, or any part thereof; (c) except as set forth in the Scheduled Documents, no tenant has any right to terminate its Lease prior to the expiration date thereof set forth in such Lease; (d) any tenant improvements that Seller, as landlord, is obligated to complete pursuant to any Lease prior to the date hereof has been completed as of this date and accepted by the applicable tenant (except the foregoing shall not be applicable to any New Leases executed and entered into pursuant to SECTION 8.2.1); (e) no tenant under any of the Leases has prepaid any rent under any of the Leases for more than one
(1) month; (f) except as set forth in the Scheduled Documents, no tenant has notified Seller, in writing, of any default by Seller, as landlord, pursuant to such tenant's Lease that remains uncured as of the date hereof; and (g) except as set forth in the Scheduled Documents, no tenant has notified Seller, in writing, of any fact or condition that shall constitute a default by Seller, as landlord, pursuant to such tenant's Lease provided that such fact or condition is not cured or remedied prior to the expiration of the cure period stipulated in such tenant's Lease.

                  8.1.10. EXISTING CONTRACTS. Each of the Existing Contracts (as defined in EXHIBIT D) is terminable at will without penalty or cancellation fee upon no more than thirty (30) days notice, except for the brokerage agreements. To Seller's knowledge, no written notice of any material default or breach by Seller of any of such Existing Contracts has been received by Seller. To Seller's knowledge, Seller has performed all obligations pursuant to such Existing Contracts. Seller shall cause to be terminated by the Closing Date all of the Existing Contracts (except for brokerage agreements) unless otherwise directed by Purchaser prior to the Approval Date.

                  8.1.11. CONDEMNATION. To Seller's knowledge, there is no condemnation or eminent domain proceeding, pending or contemplated with regard to any part of the Project.

                  8.1.12. NO BROKERS. To Seller's knowledge, Seller has delivered or made available as Scheduled Documents true and complete copies of any and all listing agreements, brokerage agreements or other comparable agreements entered into by Seller in connection with the Project and any Lease pursuant to which a leasing commission or finder's fee may be payable subsequent to Closing.

                  8.1.13. FIRPTA. Seller is not a "foreign person" as such term is defined in Section 1445(f)(3) of the Internal Revenue Code of 1954, as amended (the "CODE").

                  8.1.14. RIGHTS TO PURCHASE. Except as set forth in SCHEDULE
8.1.14 or the Title Evidence, there are no binding agreements, options, rights of first refusal, conditional sales agreements or other agreements or arrangements for the purchase and sale of the Project or any portion thereof.

                  8.1.15. EMPLOYEES. Seller has no employees in the Commonwealth of Pennsylvania.

                  8.1.16. APPROVALS. To Seller's knowledge, all Approvals presently issued to Seller as owner of the Project with respect to the occupancy, operation, maintenance and ownership of the Project are in full force and effect and Seller has not received notice of any intention on the part of the issuing authority to cancel, suspend or modify any of the Approvals or to take any action or institute any proceeding to effect such cancellation, suspension or modification.

                  8.1.17. GOVERNMENTAL ACTIONS. Except as disclosed by the Scheduled Documents or the Title Evidence, to Seller's knowledge, there are no threatened, pending or proposed (i) proceedings or governmental actions to modify the zoning classification of, or to condemn, or to purchase in lieu thereof, all or any part of the Project; or (ii) reassessment, special assessments, or new or additional assessments or penalties or interest with respect to the Project or any other assessments applicable to the Project, other than reassessments or special assessments occurring in the ordinary course to all industrial properties located in the same taxing district as the Project or as a result of the transactions contemplated hereby, or (iii) proceedings before any court or administrative agency, the adverse resolution of which would have a materially adverse effect on the value or operations of the Project.

         8.2. COVENANTS OF SELLER. Effective as of the Contract Date, Seller hereby covenants with Purchaser as follows:

                  8.2.1. NEW LEASES. From and after three (3) days prior to the Approval Date, Seller shall neither amend any Lease (other than routine amendments setting forth the commencement date or expiration date of the applicable Lease or the acceptance of the applicable leased premises by a tenant), nor execute any new lease, license, or other occupancy agreement for the Project without Purchaser's prior written approval (which approval shall not be required if the terms of such amendment or new lease, license or occupancy agreement are as or more favorable (to landlord) than the leasing parameters for the applicable space set forth on SCHEDULE 8.2.1 attached hereto, but may be withheld in Purchaser's sole discretion otherwise, and shall be deemed given if Purchaser's written disapproval is not delivered to Seller within five (5) business days following Purchaser's receipt of Seller's written request for such approval). Seller shall notify Purchaser in writing, on or prior to three (3) days before the Approval Date, of any amended or newly executed lease, license or other occupancy agreement for the Project that Seller enters into from and after the Contract Date but prior to three (3) days before the Approval Date. Any new lease, license or other agreement affecting the ownership or operation of the Project that is entered into in accordance with this SECTION 8.2.1 prior to Closing is herein referred to as a "NEW LEASE."

                  8.2.2. NEW CONTRACTS. From and after three (3) days prior to the Approval Date, Seller shall not enter into any new contract with respect to the ownership and operation of the Project that will survive the Closing, or that would otherwise affect the use, operation or enjoyment of the Project after Closing, without Purchaser's prior written approval (which approval shall not be unreasonably withheld and shall be deemed given if Purchaser's written disapproval is not delivered to Seller within five (5) business days following Seller's request for such approval); provided, however, that Seller shall notify Purchaser in writing, on or prior to three (3) days before the Approval Date, of any and all new contracts which would affect the use, operation and enjoyment of the Project after Closing that Seller enters into from and after the Contract Date but prior to three (3) days before Approval Date.

                  8.2.3. OPERATION OF PROJECT. Seller hereby covenants and agrees that Seller shall operate and manage the Project in the same manner in which it is being operated as of the Contract Date, maintaining present services, and shall maintain the Project in its same repair and working order; and shall perform and comply with, when due, all of Seller's obligations under the Leases, Existing Contracts, management agreements, Approvals and other agreements relating to the Project and otherwise in accordance with applicable laws, ordinances, rules and regulations affecting the Project.

                  8.2.4. INSURANCE. The insurance policies, for which certificates of insurance are included in the Scheduled Documents, shall remain continuously in force through and including the Closing Date.

                  8.2.5. CHANGE IN CONDITIONS. Seller shall, to the extent Seller obtains actual knowledge thereof, promptly notify Purchaser of the occurrence of any of the following:

                  (i) any material change in the condition of the Project that would cause any representation and warranty contained herein by Seller to Purchaser to be untrue in any material respect to the extent the same were made as of such date;

                  (ii) a fire or other casualty causing damage to the Project, or any portion thereof;

                  (iii) receipt of written notice of eminent domain proceedings or condemnation of or affecting the Project, or any portion thereof;

                  (iv) receipt of written notice from any governmental authority or insurance underwriter relating to the condition, use or occupancy of the Project, or any portion thereof, or any real property adjacent to the Project, or setting forth any requirements with respect thereto;

                  (v) receipt or delivery of any written default or termination notice or claim of offset or defense to the payment of rent from any tenant;

                  (vi) a change in the occupancy of the leased portions of the Project, except to the extent resulting from the expiration of the term of any Lease in accordance with its terms as set forth in the Lease or the Rent Roll;

                  (vii) written notice of any actual or threatened litigation against Seller that would affect or involve the Project or affecting or relating to the Project, or any portion thereof; and

                  (viii) the commencement of any strike, lock-out, boycott or other labor trouble affecting the Project, or any portion thereof.

                  8.2.6. SECURITY DEPOSITS. From and after the Approval Date, Seller shall not apply any security deposit held by Seller pursuant to the terms of any Lease without obtaining the prior written consent of Purchaser, which consent may be withheld in Purchaser's sole and absolute discretion. Prior to the Approval Date, Seller may apply any Security Deposit held by Seller at Seller's sole discretion; provided, however, that Seller shall notify Purchaser in writing of any and all such applications on or prior to three (3) days before the Approval Date.

                  8.2.7. TAX FILINGS. Seller covenants and agrees to timely file any and all tax returns for calendar year 1999 and all prior years required to be filed by Seller with the Pennsylvania Department of Revenue (the "Department"). Without limitation upon the foregoing, Seller shall and does hereby indemnify, defend and hold Purchaser and its successor and assigns harmless from any loss, cost, liability or expense (including, without limitation, reasonable fees of counsel and court costs) actually suffered or incurred by

Purchaser or its successors and assigns as a result of any claim made by the Department or by any other taxing or employment authority of the Commonwealth of Pennsylvania for unpaid taxes, penalties, interest or court costs related thereto owing to such authorities from Seller with respect to the Project; provided, however, that the foregoing indemnity shall in no event apply to any transfer taxes payable in connection with the transactions contemplated hereby. The terms of this SECTION 8.2.7 shall survive Closing.

                  All references in this Agreement to "SELLER'S KNOWLEDGE," "SELLER'S ACTUAL KNOWLEDGE" or words of similar import shall refer only to the actual (as opposed to deemed, imputed or constructive) knowledge of Denise Neugebauer, Jeff Thomas and James D. Carpenter without inquiry or investigation, and notwithstanding any fact or circumstance to the contrary, shall not be construed to refer to the knowledge of any other person or entity. Seller represents and warrants that (a) James D. Carpenter has been a Senior Investment Officer of Industrial Properties Investment Services ("IPIS") since May, 1998 and prior to such date an employee of FR since July, 1995; (b) IPIS provides underwriting services and due diligence assistance to FR and otherwise assists Seller and its affiliates ("FIRST INDUSTRIAL") in connection with all or substantially all of its acquisition and disposition of improved property; and
(c) in his capacity as an employee of IPIS, Mr. Carpenter has primary responsibility for day-to-day oversight of any assistance to First Industrial that IPIS provides in FR's Eastern region, which region includes the Project. Seller represents and warrants that Mr. Thomas has been the Regional Director of FR's Harrisburg region, which includes the Project, since January, 1999 in which capacities he has overseen the day-to-day ownership and operation of the Project and has been an employee of FR since July, 1994. Seller represents and warrants that Ms. Neugebauer has been the accountant at FR's national office primarily responsible for the day-to-day accounting function related to the Project since April, 1999 and has been employed by FR since November, 1995.

         9.       PURCHASER'S COVENANTS AND REPRESENTATIONS.

         Effective as of the execution of this Agreement, Purchaser hereby covenants with Seller as follows:

                  9.1. 1031 EXCHANGE. The parties recognize and understand that this transaction may be part of a contemplated "like kind" exchange for the other party under Section 1031 of the Internal Revenue Code (an "EXCHANGE"). As such, THE parties agree to reasonably cooperate with each other in effectuating an Exchange, which cooperation may include the execution of documents, REASONABLE DELAYS OF THE CLOSING not to exceed a maximum of 10 days by each party and the taking of other reasonable action, as is reasonably necessary, to accomplish an Exchange; provided, however that the party not undertaking an Exchange shall not be required to assume any additional expense or liability in connection with, or as part of its cooperation with, an Exchange. The covenant contained in this SECTION 9.1 shall survive the Closing and shall not be merged into any instrument of conveyance delivered at Closing.

                  Seller shall indemnify, defend and save and hold harmless Purchaser of, from and against any loss, cost, expense, liability, damage or claim of any kind or nature arising from or out of or in connection with Purchaser's execution or delivery of documents requested by Seller in connection with the aforesaid Exchange. Without limitation of the foregoing indemnity, Seller covenants and agrees to pay upon demand any actual costs or expenses paid or incurred by Purchaser in connection with furnishing the cooperation requested by Seller hereunder including, without limitation, Purchaser's reasonable legal fees and costs incurred in connection with the review and negotiation of any required documentation.

                  Additionally, Purchaser shall indemnify, defend and save and hold harmless Seller of, from and against any loss, cost, expense, liability, damage or claim of any kind or nature arising from or out of or in connection with Seller's execution or delivery of documents requested by Purchaser in connection with the aforesaid Exchange. Without limitation of the foregoing indemnity, Purchaser covenants and agrees to pay upon demand any actual costs or expenses paid or incurred by Seller in connection with furnishing the cooperation requested by

Purchaser hereunder including, without limitation, Seller's reasonable legal fees and costs incurred in connection with the review and negotiation of any required documentation.

                  9.2. AUTHORITY. The execution and delivery of this Agreement by Purchaser, and the performance of this Agreement by Purchaser, have been duly authorized by Purchaser, and this Agreement is binding on Purchaser and enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and, as to enforceability, the general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). No consent of any creditor, investor, judicial or administrative body, governmental authority, or other governmental body or agency, or other party to such execution, delivery and performance by Purchaser is required.

         10.      PROJECT SOLD "AS IS".

                  10.1. Except as is otherwise expressly provided in this Agreement, Seller hereby specifically disclaims any warranty (oral or written) concerning (i) the nature and condition of the Project and the suitability thereof for any and all activities and uses that Purchaser may elect to conduct thereon, (ii) the manner, construction, condition and state of repair or lack of repair of any improvements located thereon, (iii) the nature and extent of any right-of-way, lien, encumbrance, license, reservation, condition or otherwise,
(iv) the compliance of the Project or its operation with any laws, rules, ordinances, or regulations of any government or other body, it being specifically understood that Purchaser shall have full opportunity, during the Inspection Period, to determine for itself the condition of the Project; and (v) any other matter whatsoever except as expressly set forth in this Agreement. Except as is otherwise expressly provided in this Agreement, the sale of the Project as provided for herein is made on a strictly "AS IS" "WHERE IS" basis as of the Closing Date. Purchaser expressly acknowledges that, in consideration of the agreements of Seller herein, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT IN NO WAY LIMITED TO, ANY WARRANTY OF QUANTITY, QUALITY, CONDITION, HABITABILITY, MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROJECT, ANY IMPROVEMENTS LOCATED THEREON OR ANY SOIL CONDITIONS RELATED THERETO.

                  10.2. EXCEPT FOR SUCH REPRESENTATIONS AND WARRANTIES AS ARE EXPRESSLY PROVIDED IN THIS AGREEMENT, PURCHASER SPECIFICALLY ACKNOWLEDGES THAT PURCHASER IS NOT RELYING ON (AND SELLER HEREBY DISCLAIMS AND RENOUNCES) ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY OR ON BEHALF OF SELLER OF ANY KIND OR NATURE WHATSOEVER. FURTHER, PURCHASER, FOR PURCHASER AND PURCHASER'S SUCCESSORS AND ASSIGNS, HEREBY RELEASES SELLER FROM AND WAIVES ANY AND ALL CLAIMS AND LIABILITIES AGAINST SELLER, EXCEPT FOR CLAIMS BASED UPON (A) A BREACH BY SELLER OF A REPRESENTATION AND WARRANTY EXPRESSLY PROVIDED IN SECTION 8 AND SUBJECT TO THE TERMS AND LIMITATIONS CONTAINED IN SECTION 22; OR (B) ANY FRAUDULENT MISREPRESENTATION BY SELLER, FOR, RELATED TO, OR IN CONNECTION WITH, ANY ENVIRONMENTAL CONDITION AT THE PROJECT (OR THE PRESENCE OF ANY MATTER OR SUBSTANCE RELATING TO THE ENVIRONMENTAL CONDITION OF THE PROJECT), INCLUDING, BUT NOT LIMITED TO, CLAIMS AND/OR LIABILITIES RELATING TO (IN ANY MANNER WHATSOEVER) ANY HAZARDOUS, TOXIC OR DANGEROUS MATERIALS OR SUBSTANCES LOCATED IN, AT, ABOUT OR UNDER THE PROJECT, OR FOR ANY AND ALL CLAIMS OR CAUSES OF ACTION (ACTUAL OR THREATENED) BASED UPON, IN CONNECTION WITH OR ARISING OUT OF CERCLA (THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, 42 U.S.C. SECTION 9601 ET SEQ., AS AMENDED BY THE SUPERFUND AMENDMENT AND REAUTHORIZATION ACT OF 1986, AND AS MAY BE FURTHER AMENDED FROM TIME TO
TIME), THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976, 42 U.S.C.
SECTION 6901 ET SEQ., OR ANY OTHER CLAIM OR CAUSE OF ACTION (INCLUDING ANY FEDERAL OR STATE BASED

STATUTORY, REGULATORY OR COMMON LAW CAUSE OF ACTION) RELATED TO ENVIRONMENTAL MATTERS OR LIABILITY WITH RESPECT TO OR AFFECTING THE PROJECT.

                  10.3. Purchaser acknowledges and agrees that the provisions contained in this SECTION 10 were a material factor in Seller's acceptance of the Purchase Price and that Seller was unwilling to sell the Project to Purchaser unless Seller was released as expressly set forth above.

         11.      SELLER'S CLOSING DELIVERIES.

         At Closing (or such other times as may be specified below), Seller shall deliver or cause to be delivered to Purchaser the following, in form and substance reasonably acceptable to Purchaser:

                  11.1. DEEDS. Special Warranty Deeds, prepared by Purchaser's counsel in form and substance reasonably approved by Seller, duly executed by Seller, in recordable form conveying the Project to Purchaser pursuant to the legal descriptions contained in EXHIBIT B attached hereto, subject to the Permitted Exceptions. In the event of any disparity between the legal description(s) contained in EXHIBIT B attached hereto, and any updated Survey(s) obtained by Purchaser, Seller hereby agrees to provide a quitclaim deed conveying all of Seller's right, title and interest, if any, in the legal descriptions set forth in such updated Survey(s).

                  11.2. ASSIGNMENT OF LEASES. An assignment of the Leases (including all security deposits and/or other deposits thereunder), prepared by Purchaser's counsel in form and substance reasonably approved by Seller, with
(i) the agreement of the assignor to indemnify, defend and hold Purchaser harmless from and against any and all claims, damages, costs, and expenses (including, but not limited to, reasonable attorney's fees) arising from unperformed obligations of the landlord under the Leases required to have been performed prior to Closing and (ii) the agreement of Purchaser to indemnify, defend and hold Seller harmless from and against any and all claims, damages, costs and expenses (including, but not limited to, reasonable attorney's fees) arising from liabilities and obligations of the landlord under the Leases first accruing and required to be performed after the Closing.

                  11.3. ESTOPPEL CERTIFICATES FROM TENANTS. As a Condition Precedent to Purchaser's obligation to close hereunder, Seller shall have obtained and delivered to Purchaser, on or prior to the Closing Date, an estoppel certificate in the form attached hereto as EXHIBIT F (or in the form required by the applicable tenant's Lease to the extent a form is attached) without material and adverse modification or adjustment by the applicable tenant of such Estoppel Certificate or any modification thereto by the applicable tenant that is inconsistent with the description of economic terms of the applicable tenancy contained in the Rent Roll (an "ESTOPPEL CERTIFICATE") dated no earlier than forty-five (45) days prior to the Closing Date (except to the extent Purchaser elects to extend Closing pursuant to SECTION 6.5, in which event Estoppel Certificates must be dated not earlier than seventy-five (75) days prior to Closing), from (a) tenants that account for at least seventy percent (70%) of the gross rent of the Project (the "REQUIRED ESTOPPEL AMOUNT"); and (b) all of the tenants identified on SCHEDULE 11.3 (the "CRITICAL TENANTS"), which Critical Tenants shall be included for purposes of calculating the Required Estoppel Amount. Notwithstanding anything contained herein to the contrary, if either or both of Paragraphs 11 and 12 from the form of Estoppel Certificate attached hereto as EXHIBIT F are (x) removed (in whole or in part) by a tenant, or (y) modified by a tenant to include a knowledge or notice standard, or (z) otherwise adjusted or modified by a tenant in a fashion that is not material and adverse in nature (any such removal or modification described in items (x), (y) and (z), a "PERMITTED MODIFICATION"), such Permitted Modifications shall not be deemed a material and adverse modification or adjustment by a tenant and Seller shall accept an Estoppel Certificate, for purposes of determining whether the Required Estoppel Amount has been satisfied, in which Permitted Modifications have been made to either or both of Paragraphs 11 and 12 provided that such Estoppel Certificate otherwise satisfies the requirements of the preceding sentence. If Seller (despite its diligent efforts) is unable to obtain an Estoppel Certificate from a sufficient number of tenants such that the Required Estoppel Amount is satisfied, Purchaser's sole remedy shall be to either (i) terminate this Agreement and receive back the Earnest Money with all interest accrued thereon; or (ii) proceed to close and automatically and forever waive such Condition Precedent. In the event Seller is unable to obtain an Estoppel Certificate from one or more Critical Tenants, Seller shall provide an Estoppel Certificate in the place and stead of such Critical Tenants for the benefit of Purchaser in the form required by this SECTION 11.3 (but with Paragraphs 11 and 12 removed from any Estoppel Certificate in the form attached hereto as EXHIBIT F), except that Seller shall be entitled to modify such form to reasonably and accurately describe the condition of such tenancy; provided, however, that to the extent any such modification by Seller is material and adverse to the interests of landlord or inconsistent with the economic terms of the applicable tenancy contained in the Rent Roll, Purchaser's sole remedy shall be either (i) to terminate this Agreement and receive back the Earnest Money with all accrued interest thereon; or (ii) proceed to close and automatically and forever waive such Condition Precedent.

                  11.4. KEYS. Keys, codes and combinations to all locks located in the Project.

                  11.5. TITLE POLICIES. The Title Policies (or "marked-up" commitments therefor) issued by the Title Company, dated as of the date of the recordation of the Deeds in the amount of the Purchase Price, in the form required by SECTION 7.

                  11.6. CLOSING STATEMENT. A closing statement conforming to the proration and other relevant provisions of this Agreement.

                  11.7. ENTITY TRANSFER CERTIFICATE. Entity Transfer Certification confirming that Seller is a "United States Person" within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended.

                  11.8. BILL OF SALE. A quit claim bill of sale assigning, conveying and transferring to Purchaser, (a) all of the Personal Property, subject only to the Permitted Exceptions and (b) the Reports, which bill of sale shall be prepared by Purchaser's counsel in form and substance reasonably approved by Seller.

                  11.9. ORIGINAL LEASES. All original Leases in Seller's possession or reasonable control.

                  11.10. ORIGINAL APPROVALS. All originals of the Approvals in Seller's possession or reasonable control.

                  11.11. ASSIGNMENT OF INTANGIBLE PERSONAL PROPERTY. An assignment agreement assigning, conveying and transferring to Purchaser the Intangible Personal Property, which assignment shall be prepared by Purchaser's counsel in form and substance reasonably approved by Seller.

                  11.12. TENANT LETTER. Letters to each tenant advising of the change in ownership and directing the payment of rent to such party as the Purchaser shall designate, said letter to be prepared by Purchaser's counsel in form and substance reasonably acceptable to Seller.

                  11.13. TITLE INSURANCE CERTIFICATES. Such affidavits of title or other certifications as shall be reasonably required by the Title Company to insure Purchaser's title to the Project as set forth in SECTION 7.1, and to remove the Schedule B preprinted exceptions (excepting the "survey" exception, which exception shall be removed only to the extent Purchaser procures updated Surveys satisfying the requirements of the Title Company.)

                  11.14. UPDATED RENT ROLL. An updated schedule of Leases, containing all information required to be set forth in EXHIBIT E, which updated Schedule of Leases shall be certified to Seller's knowledge and survive Closing only subject to the terms, conditions and limitations described in SECTION 22.

                  11.15. TAX BILLS. Current tax bills and, if available, tax bills for each of the years of Seller's ownership of the property.

                  11.16. ASSOCIATION ESTOPPEL. An estoppel certificate (each, an "ASSOCIATION ESTOPPEL") from the owner's association of any industrial or office park in which all or some portion of the Project may be located confirming that all, if any, association dues payable for the period prior to Closing have been paid in full and affirming Seller's good standing as a member of such organization. The Association Estoppel for the Buildings identified as A-1 through A-6 on EXHIBIT A shall contain a certification from the applicable association that any architectural or design approvals required to be obtained from the applicable association for such Buildings were obtained; provided, however, that such certification shall not be provided in the Association Estoppel for the Buildings identified as A-7 and A-8 on EXHIBIT A.

                  11.17. TAX REDUCTION RIGHTS. An assignment of tax reduction rights, if any for the period from and after Closing, which assignment shall (i) expressly preserve for Seller any tax reduction rights for the period prior to Closing and (ii) be prepared by Purchaser's counsel in form and substance reasonably acceptable to Seller.

                  11.18. CLOSING CERTIFICATE. A certificate (the "CLOSING CERTIFICATE") duly executed by Seller to the effect that, as of the Initial Closing Date, all of the representations and warranties made by Seller set forth in this Agreement, as modified by the Approval Date Certificate, remain true and correct in all material respects as if made on and as of the Initial Closing Date, except for changes and qualifications specified by Seller in such Closing Certificate so as to make the certificate true and correct in all material respects. The representation, warranties and certifications made by Seller to Purchaser in the Closing Certificate shall be made to the standard of knowledge, if any, set forth herein for the applicable representation, warranty or certification and subject to all of the terms, conditions and limitations contained in SECTION 22 of this Agreement, including, but not limited to, the provisions limiting the survivability thereof. In the event that the Closing Certificate indicates that any of the representations and warranties of Seller set forth in the Approval Date Certificate are no longer true and correct as of the Initial Closing Date in all material respects, Purchaser may elect, in its sole discretion and as its sole remedy hereunder, at law or in equity, either to
(i) terminate this Agreement by delivery of written notice to Seller delivered not later than three (3) days after the date of the Closing Certificate, whereupon the Earnest Money, together with all interest earned thereon, shall be promptly returned to Purchaser and neither party shall have any further liability hereunder, except as otherwise expressly provided in SECTIONS 6.3, 17 and 20; or (ii) proceed to Closing and waive the failure of the applicable Condition Precedent related to the continued truth and correctness of such representation and warranty. No such Closing Certificate shall be required for the period, if any, between the Initial Closing Date and the Extended Closing Date and the Closing Certificate shall be delivered on or prior to the Initial Closing Date.

         12.      PRORATIONS AND ADJUSTMENTS.

         The following shall be prorated and adjusted between Seller and Purchaser as of the Closing Date, except as otherwise specified:

                  12.1. The amount of all security and other tenant deposits which are actually held by Seller, and interest due thereon, if any, shall be credited to Purchaser.

                  12.2. Purchaser and Seller shall divide the cost of any earnest money and closing escrows hereunder equally between them (except for any escrow established solely to accommodate Purchaser's lender, if any, and for any incremental cost of such lender's participation in any escrow established by the parties).

                  12.3. To the extent not billed directly to tenants, water, electricity, sewer, gas, telephone and other utility charges based, to the extent practicable, on final meter readings and final invoices. If Seller is unable to secure final meter readings as of Closing, the adjustments shall be based on readings dated not more than ten (10) days prior to Closing, and the unfixed meter charges based thereon for the intervening period shall be apportioned on the basis of such last reading.

                  12.4. Amounts paid or payable under those of the Existing Contracts assigned by Seller to Purchaser at Closing shall be prorated.

                  12.5. To the extent not payable by tenants directly to the taxing authority, all accrued general real estate, personal property and ad valorem taxes for the current year applicable to the Project shall be prorated on an accrual basis, utilizing actual final tax bills, if available prior to Closing. If such bills are not available, then such taxes shall be prorated on the basis of the most currently available tax bills for the Project.

                  12.6. All assessments, general or special, shall be prorated as of the Closing Date, with Seller being responsible for any installments of assessments which are due prior to the Closing Date and Purchaser being responsible for any installments of assessments which are due on or after the Closing Date.

                  12.7. All base rents and other charges, including, without limitation, all additional rent, shall be prorated at Closing if and to the extent received by Seller in the calendar month in which Closing occurs. All base rent paid following the Closing Date by any tenant of the Project who is indebted under a lease for base rent for any period prior to and including the Closing Date shall be deemed a "POST-CLOSING RECEIPT" until such time as all such indebtedness is paid in full. Post-Closing Receipts for each tenant (whether collected by Seller or Purchaser) shall be allocated as follows: (a) first, to Purchaser and Seller (on a prorated basis) to pay any rent owing from such tenant for the month in which Closing occurs; (b) second, to Purchaser to pay any rent then owing from such tenant to Purchaser; and (iii) third, to Seller to pay any rent owing from such tenant to Seller for the period prior to Closing; provided, however, that any and all Post-Closing Receipts received more than one hundred eighty (180) days after Closing shall be the property of Purchaser, except for Post-Closing Receipts received by Seller pursuant to any legal action initiated prior to one hundred eighty (180) days after Closing, which shall continue to be allocated between the parties pursuant to the terms of this sentence. Within ten (10) days following each receipt by Purchaser or Seller of a Post-Closing Receipt, Purchaser or Seller, as the case may be, shall pay such Post-Closing Receipt to the other party to the extent owing pursuant to the terms of the preceding sentence. Seller shall be entitled to pursue any and all actions at law or in equity to collect any delinquent rents owing to Seller as well as any other sums owing to Seller from such tenant pursuant to the terms of its Lease; provided, however, that Seller shall not be entitled to pursue any action to evict such tenant or otherwise terminate such tenant's Lease. Each of Seller and Purchaser retains the right to conduct an audit, at reasonable times and upon reasonable notice, of the other's books and records to verify the accuracy of the Post-Closing Receipts reconciliation statement and, in the event the auditing party verifies that more than ten percent (10%) of any Post-Closing Receipts have been misallocated for the benefit of the non-auditing party, the non-auditing party shall pay to the auditing party said additional Post-Closing Receipts and the reasonable cost of performing the auditing party's audit. This
SECTION 12.7 shall survive the Closing and the delivery and recording of the deed for a period of eighteen (18) months.

                  12.8. Commissions of leasing and rental agents and tenant improvement allowances for any Leases (other than New Leases) relating to the base lease term or any renewal term that is pending as of the Contract Date shall be paid in full at or prior to Closing by Seller, without contribution or proration from Purchaser (any such commissions or tenant improvements allowances, "SELLER'S COMMISSIONS"). Commissions of leasing and rental agents and tenant improvement allowances for (x) any renewals (other than renewals pending as of the Contract Date) or expansions of any Lease that are either listed on SCHEDULE 12.8 attached hereto or set forth in any Lease, and (y) any New Leases shall be the sole responsibility of Purchaser, without contribution or proration from Seller (any such commissions or tenant improvements allowances, "PURCHASER'S COMMISSIONS"). Seller hereby agrees to and does indemnify, protect and defend and hold harmless Purchaser, and its successors and assigns (the "PURCHASER'S INDEMNIFIED PARTIES"), from and against all losses, claims, costs, expenses and damages (including, but not limited to, reasonable fees of counsel and court costs) (collectively, "LOSSES") that the Purchaser's Indemnified Parties may actually suffer and incur as a direct result of (i) the failure by Seller to timely pay or discharge any of the Seller's Commissions; and (ii) any commissions owing to leasing and rental agents and tenant improvement allowances for any renewals (other than renewals pending as of the Contract Date) or the expansions of any Lease that are not either identified on SCHEDULE 12.8, identified in any Lease or actually known to Purchaser on or prior to Closing. Purchaser agrees to and does hereby indemnify, protect and defend and hold harmless Seller, and its successors and assigns (the "SELLER'S INDEMNIFIED PARTIES"), from and against all Losses that the Seller's Indemnified Parties may actually suffer or incur as a direct result of the failure by Purchaser to timely pay or discharge any of the Purchaser's Commissions. The terms of this SECTION 12.8 shall survive the Closing and the delivery of any conveyance documentation.

                  12.9. Such other items that are customarily prorated in transactions of this nature shall be ratably prorated.

         Except as provided in SECTION 12.7, any and all prorations made pursuant to this Agreement on the Closing Date shall be deemed final.

         13.      CLOSING EXPENSES.

         Seller shall only pay for: (i) the cost of recording the Deeds, (ii) the cost, if any, of delivering the Survey (exclusive of any updates thereof commissioned by Purchaser), (iii) transfer taxes and (iv) subject to SECTION
12.2 hereof, one-half of the cost of any escrows hereunder. Subject to SECTION
12.2 hereof, Purchaser will pay for one-half of any escrow costs hereunder, the cost of the Title Policies, including all premiums, "extended form coverage" and any and all endorsements to the Title Policies, and the cost of any updates to the Surveys.

         14.      DESTRUCTION, LOSS OR DIMINUTION OF PROJECT.

         If, prior to Closing, all or any portion of the Project is damaged by fire or other natural casualty (collectively "DAMAGE"), or is taken or made subject to condemnation, eminent domain or other governmental acquisition proceedings (collectively "EMINENT DOMAIN"), then:

                  14.1. If the aggregate cost of repair or replacement or the value of the Eminent Domain (collectively, "REPAIR and/or REPLACEMENT") is $100,000.00 or less, in the reasonable opinion of Purchaser's and Seller's respective engineering consultants, and provided that tenants occupying more than 5% of the aggregate square footage of the Project shall not have a right to terminate their respective Leases on account of such Damage or Eminent Domain or shall have such rights, but shall have waived such rights, Purchaser shall close and take the Project as diminished by such events with an assignment by Seller of all casualty insurance or condemnation proceeds and all claims therefor and the payment by Seller to Purchaser of all applicable deductible amounts.

                  14.2. If (a) the aggregate cost of repair and/or replacement is greater than $100,000.00, in the reasonable opinion of Purchaser's and Seller's respective engineering consultants, or (b) if tenant's occupying more than 5% of the aggregate square footage of the Project shall have a right to terminate their respective Leases on account of such Damage or Eminent Domain that have not been waived, then Purchaser, at its sole option, may elect either to (i) terminate this Agreement by written notice to Seller and receive an immediate return of the Earnest Money, together with all interest earned thereon, and neither party shall have any further liability to the other hereunder, except as provided in SECTIONS 6.3, 17 and 20; or (ii) proceed to close and take the Project as diminished by such events; together with an assignment of the proceeds of Seller's casualty insurance for all Damage (or condemnation awards for any Eminent Domain) and the payment by Seller to Purchaser of any applicable deductible amounts.

                  14.3. In the event of a dispute between Seller and Purchaser with respect to the cost of repair and/or replacement with respect to the matters set forth in this SECTION 14, an engineer designated by Seller and an engineer designated by Purchaser shall select an independent engineer licensed to practice in the jurisdiction where the Project is located who shall resolve such dispute. All fees, costs and expenses of such third engineer so selected shall be shared equally by Purchaser and Seller.

         15.      DEFAULT.

                  15.1. DEFAULT BY SELLER. If Seller shall have failed to perform any of the covenants and agreements contained herein to be performed by Seller within the time for performance as specified herein (including Seller's obligation to close), Purchaser may either (i) terminate Purchaser's obligations under this Agreement by written notice to Seller with a copy to Escrowee, in which event the Earnest Money, together with all interest earned thereon, shall be returned to Purchaser; or (ii) Purchaser may file an action for specific performance of this Agreement. Except as otherwise expressly provided in SECTION 15.2, Purchaser shall have no other remedy for any default by Seller, including any right to damages. In the event that any of the Conditions Precedent shall not have been satisfied on or prior to Closing, Purchaser's sole remedy hereunder, at law or in equity, shall be to terminate this Agreement by written notice to Seller, with a copy to Escrowee, and receive the return of the Earnest Money, together with all interest earned thereon, whereupon neither party shall have any further liability hereunder except as otherwise expressly provided in SECTIONS 6.3, 17 and 20.

                  15.2. PURCHASER'S OUT-OF-POCKET COSTS. In the event (a) Seller's breach or default hereunder directly results from an intentional act or omission of Seller taken with the intention of frustrating Closing or the willful misconduct of Seller and (b) Purchaser elects to terminate this Agreement on account of such breach or default, then, upon such termination by Purchaser hereunder, in addition to receiving the immediate return of the Earnest Money, anything in this Agreement contained to the contrary notwithstanding, Purchaser shall also be entitled to receive from Seller, upon demand, Purchaser's actual, documented out-of-pocket costs and expenses associated with this Agreement and Purchaser's anticipated acquisition of the Project including, without limitation, Purchaser's reasonable fees and costs of counsel, title expenses, survey costs, and other costs and expenses associated with Purchaser's due diligence, including, without limitation, legal, financial and accounting due diligence, Purchaser's structural inspection of the Project and Purchaser's environmental assessment of the Project (collectively, "TRANSACTION COSTS"). The foregoing list is not intended to be exclusive, but representative of the costs and expenses that the parties anticipate that Purchaser will incur in anticipation of this transaction. Seller's maximum reimbursement liability under this SECTION 15.2 shall not exceed $50,000.00.

                  15.3. DEFAULT BY PURCHASER. Purchaser recognizes that the Project will be removed by Seller from the market during the existence of this Agreement and that if this purchase and sale is not consummated because of Purchaser's default, Seller shall be entitled to compensation for such detriment. Seller and Purchaser acknowledge that it is extremely difficult and impracticable ascertain the extent of the detriment, and to avoid this problem, Seller and Purchaser agree that if the purchase and sale contemplated in this Agreement is not consummated because of Purchaser's default under this Agreement, Seller shall be entitled to retain the Earnest Money and all interest earned thereon as liquidated damages. The parties agree that the sum stated above as liquidated damages shall be in lieu of any other relief to which Seller might otherwise be entitled, Seller hereby specifically waiving any and all rights which it may have to damages or specific performance as a result of Purchaser's default under this Agreement.

         16.      SUCCESSORS AND ASSIGNS.

         Neither party shall assign this Agreement without the prior written consent of the other, except that either party may assign its interest in and obligations under this Agreement to a so-called "Qualified Intermediary" in order to accomplish an Exchange. Without limitation of the foregoing, Purchaser shall have the further right, at its option, to assign its rights under this Agreement to Corporate Office Properties Trust, or Corporate Office Properties, L.P., or to a limited liability company in which COPLP shall be a member or to another limited general partnership in which COPT, COPLP or their affiliate, shall be a partner, provided that such assignee assumes and accepts all of Purchaser's liabilities and obligations hereunder in writing.

         17.      LITIGATION.

         In the event of litigation between the parties with respect to the Project, this Agreement, the Escrow Agreement, the performance of their respective obligations hereunder or the effect of a termination under this Agreement or the Escrow Agreement, the losing party shall pay all reasonable, documented costs and expenses incurred by the prevailing party in connection with such litigation, including, but not limited to, reasonable attorneys' fees of counsel selected by the prevailing party. Notwithstanding any provision of this Agreement to the contrary, the obligations of the parties under this
SECTION 17 shall survive termination of this Agreement.

         18.      NOTICES.

         Any notice, demand or request which may be permitted, required or desired to be given in connection therewith shall be given in writing and directed to Seller and Purchaser as follows:

            Seller:             First Industrial Financing Partnership, L.P.
                                440 Commercial Street, 5th Floor
                                Boston, MA  02109
                                Attn: James D. Carpenter

            With a copy to
            its attorneys:      Barack Ferrazzano Kirschbaum Perlman & Nagelberg
                                333 W. Wacker Drive
                                27th Floor
                                Chicago, Illinois 60606
                                Attn: Mark J. Beaubien, Esq.

            Purchaser:          COPT Acquisitions, Inc.
                                401 City Avenue, Suite 615
                                Bala Cynwyd, Pennsylvania 19004
                                Attn:  Jim Davis

            With a copy to
            its attorneys:      Corporate Office Properties Trust
                                8815 Center Park Drive, Suite 400
                                Columbia, Maryland 21045
                                Attn: John H. Gurley, Esq.
                                Vice President and General Counsel

                                   - and -

                                Morgan, Lewis & Bockius, LLP
                                1701 Market Street
                                Philadelphia, Pennsylvania  19103-2921
                                Attn:  Eric L. Stern, Esq.

         Notices shall be deemed properly delivered and received when and if either (i) personally delivered; or (ii) one (1) business day after deposits with Federal Express or other overnight courier.

         19.      BENEFIT.

         This Agreement is for the benefit only of the parties hereto and no other person or entity shall be entitled to rely hereon, receive any benefit herefrom or enforce against any party hereto any provision hereof.

         20.      BROKERAGE.

         Each party hereto represents and warrants to the other that it has dealt with no brokers or finders in connection with this transaction, except for Cushman & Wakefield ("BROKER"). Seller shall pay any brokers' commission due to Broker, if any. Seller hereby indemnifies, protects, defends and holds Purchaser harmless from and against all losses, claims, costs, expenses and damages (including, but not limited to, reasonable attorneys' fees of counsel selected by Purchaser) resulting from the claims of any broker, finder, or other such party, including Broker, claiming by, through or under the acts or agreements of Seller. Purchaser hereby indemnifies, protects, defends and holds Seller harmless from and against all losses, claims, costs, expenses and damages (including, but not limited to, reasonable attorney's fees of counsel selected by Seller) resulting from the claims of any broker, finder or other such party, other than Broker, claiming by, through or under the acts or agreements of Purchaser. The obligations of the parties pursuant to this SECTION 20 shall survive any termination of this Agreement.

         21.      MISCELLANEOUS.

                  21.1. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding between the parties with respect to the transaction contemplated herein, and all prior or contemporaneous oral agreements, understandings, representations and statements, and all prior written agreements, understandings, letters of intent and proposals are merged into this Agreement. Neither this Agreement nor any provisions hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

                  21.2. TIME OF THE ESSENCE. Time is of the essence of this Agreement. If any date herein set forth for the performance of any obligations by Seller or Purchaser or for the delivery of any instrument or notice as herein provided should be on a Saturday, Sunday or legal holiday, the compliance with such obligations or delivery shall be deemed acceptable on the next business day following such Saturday, Sunday or legal holiday. As used herein, the term "legal holiday" means any state or federal holiday for which financial institutions or post offices are generally closed in the Commonwealth of Pennsylvania for observance thereof.

                  21.3. CONSTRUCTION. The headings of various Sections in this Agreement are for convenience only, and are not to be utilized in construing the content or meaning of the substantive provisions hereof.

                  21.4. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

                  21.5. PARTIAL INVALIDITY. The provisions hereof shall be deemed independent and severable, and the invalidity or partial invalidity or enforceability of any one provision shall not affect the validity of enforceability of any other provision hereof.

                  21.6. NO RECORDING. Neither this Agreement nor any memorandum thereof shall be recorded and the act of recording by Purchaser shall be deemed a default by Purchaser hereunder.

         22.      SURVIVAL.

         All representations and warranties by the respective parties contained herein or made by Seller in the Approval Date Certificate, the Updated Rent Roll or the Closing Certificate, as the case may be, shall survive the Closing Date, the delivery of the Deeds and transfer of title to the Land for a period of nine
(9) months. Notwithstanding anything to the contrary contained herein, if Purchaser (x) is notified in any Scheduled Document, Estoppel Certificate received by Purchaser prior to Closing, third party reports prepared for the benefit of Purchaser in connection with its Basic Project Inspection or the Additional Assessment, if any, that are received prior to Closing in final or draft form, or Title Evidence received by Purchaser prior to Closing or in a writing by Seller received by Purchaser prior to Closing (all of the foregoing, "IMPUTED NOTICE DOCUMENTS"), which notice and knowledge shall be imputed to Purchaser to the extent contained in such Imputed Notice Documents, or (y) obtains actual (as opposed to deemed, imputed or constructive knowledge) knowledge prior to Closing, whether as a result of its review of the Documents or otherwise, (aa) that any representation or warranty made by Seller is not true or correct as of the date of this Agreement, or that such representation or warranty is not true or correct as of the date of the Approval Date Certificate, the Updated Rent Roll or the Closing Certificate, as the case may be, or (bb) that Seller has failed to perform any covenant and agreement herein contained and Purchaser shall nevertheless elect to acquire the Project notwithstanding such fact, Purchaser shall not be entitled to commence any action after Closing to recover damages from Seller due to such representation or warranty failing to be true or correct (and Purchaser shall not be entitled to rely on such representation or warranty), or such covenant and agreement having failed to be performed by Seller. Furthermore, no claim for a breach of any representation or warranty of Seller, or the failure of a covenant or agreement of Seller, shall be actionable or payable unless (a) the valid claims for all such breaches collectively aggregate more than Twenty-Five Thousand Dollars ($25,000), in which event the full amount of such claims shall be actionable, and (b) written notice containing a description of the specific nature of such breach shall have been given by Purchaser to Seller prior to the expiration of said nine (9) month period and an action shall have been commenced by Purchaser against Seller within fifteen (15) months of Closing. Notwithstanding anything contained herein to the contrary, the maximum amount that Purchaser shall be entitled to collect from Seller in connection with all suits, litigation or administrative proceeding resulting from any and all breaches of any representations, warranties and certifications of Seller contained in SECTION 8 hereof, the Approval Date Certificate, the Updated Rent Roll or the Closing Certificate shall in no event exceed Two Million and No/100 Dollars ($2,000,000) in the aggregate. The limitations described in the preceding sentence shall not apply in those instances where any misrepresentation by Seller in this Agreement, the Approval Date Certificate, the Updated Rent Roll or the Closing Certificate is determined by a court of competent jurisdiction to have constituted a fraud by Seller upon Purchaser within the meaning of the common law of the Commonwealth of Pennsylvania.

         23.      SEC REPORTING (8-K) REQUIREMENTS.

         For the period of time commencing on the Closing Date and continuing through the first anniversary of the Closing Date, Seller shall, from time to time, upon reasonable advance written notice from Purchaser, provide Purchaser and its representatives, at Purchaser's sole cost and expense, with (I) access to all financial and other information pertaining to the period of Seller's ownership and operation of the Project, to enable Purchaser and its third party accountants (the "ACCOUNTANTS") to prepare financial statements in compliance with any or all of (a) Rule 3-05 or 3-14 of Regulation S-X of the Securities and Exchange Commission (the "Commission"), as applicable; (b) any other rule issued by the Commission and applicable to Purchaser; and (c) any registration statement, report or disclosure statement filed with the Commission by, or on behalf of Purchaser; and (II) a representation letter in a form to be mutually and reasonably agreed to by Seller and Purchaser on or prior to Closing, signed by the individual(s) responsible for Seller's financial reporting, which representation letter may be required by the Accountants in order to render an opinion concerning Seller's financial statements.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Purchase and Sale on the date first above written.

                                   SELLER:

                                   FIRST INDUSTRIAL FINANCING
                                   PARTNERSHIP, L.P., a Delaware limited
                                   partnership

                                   By: First Industrial Finance Corporation, its
                                       sole general partner


                                       By: /s/illegible
                                          -------------------------------
                                       Its:
                                           ------------------------------

                                   PURCHASER:

                                   COPT ACQUISITIONS, INC., a Delaware
                                   corporation


                                   By: /s/illegible
                                       ----------------------------------
                                   Its: President
                                        ---------------------------------

                                    EXHIBITS



                             A       Address and Size of Buildings

                             B       Legal Description of the Land

                             C       Escrow Agreement

                             D       Documents

                             D-1     Scheduled Documents

                             E       Rent Roll

                             F       Estoppel Certificate





                                    SCHEDULES



                  Schedule 7.3     Surveys

                  Schedule 8.1.14  Rights to Purchase

                  Schedule 8.2.1   Lease Amendment or New Lease Terms

                  Schedule 11.3    Critical Tenants

                  Schedule 12.8    Leasing Commissions and Tenant Improvements

                                    EXHIBIT A

                          ADDRESS AND SIZE OF BUILDINGS

                         Property            Square Feet            Valuation
                         --------            -----------            ---------
A-1.                6340 Flank Drive            68,200
A-2.                6345 Flank Drive            69,443
A-3.                6360 Flank Drive            46,500
A-4.                6380 Flank Drive            32,000
A-5.                6400 Flank Drive            52,399
A-6.                6405 Flank Drive            32,000
                                                -------
                    Total Gateway              300,542              $28,650,000

A-7.                5035 Ritter Road            56,000
A-8.                5070 Ritter Road            60,000
                                                ------
                                               116,000              $10,850,000
                                  ---------------------------------------------
         Total Portfolio                       416,542              $39,500,000
                                  ---------------------------------------------

                                    EXHIBIT B

                          LEGAL DESCRIPTION OF THE LAND

                                LEGAL DESCRIPTION

                                6340 FLANK DRIVE
                            HARRISBURG, PENNSYLVANIA


PARCEL 1:

ALL THAT CERTAIN piece or parcel of land, situate in the Township of Lower Paxton, County of Dauphin, Commonwealth of Pennsylvania, known as Lot No. 6 of Heatherwood Commercial Park, as shown on the Plan recorded in the Office of the Recorder of Deeds in and for the County of Dauphin, in Plan Book "M", Volume 3, Page 84, more particularly bounded and described as follows:

BEGINNING at a point on the north side of Flank Drive, formerly known as Butler Drive, at the division line between Lot No. 5 and Lot No. 6, said point being also a distance of 299.00 feet east of the intersection of the east side of Aster Drive and the north side of Flank Drive, formerly known as Butler Drive; THENCE by the line of Lots No. 5, 4 and 3 North 15 degrees 01 minutes west
518.68 feet to a point at the right of way line of route I-81. L.R. 1005; THENCE BY same North 74 degrees 40 minutes 30 seconds East 560.00 feet to a point at line of Lot No. 7; THENCE by same South 15 degrees 01 minutes East 501.05 feet to a point on the north side of Flank Drive, formerly known as Butler Drive, THENCE by the same and a curve to the right having a radius of 540.00 feet, an arc length of 149.81 feet to a point; THENCE by the same South 74 degrees 59 minutes West 412.09 feet to the point and place of BEGINNING.

BEING the same premises which Bedford Associates, New York limited partnership by deed dated June 30, 1987 and recorded in the Recorded of Deeds Office in and for Dauphin County, in Record Book 967, page 246 granted and conveyed to Rouse & Associates 6340 Flank Drive Limited Partnership, a Pennsylvania limited partnership.

PARCEL 2:

Easement for "Common Areas" as granted in the Declaration of Protective Covenants Heatherwood Commercial Park recorded at Book 257, page 525.



                                     B-1-1

                                LEGAL DESCRIPTION

                                6345 FLANK DRIVE
                            HARRISBURG, PENNSYLVANIA


PARCEL 1:

ALL THAT CERTAIN piece or parcel of land, situate in the Township of Lower Paxton, County of Dauphin, Commonwealth of Pennsylvania, known as Lot No. 14 of Heatherwood Commercial Park, as shown on the Plan recorded in the Office of the Recorder of Deeds in and for the County of Dauphin in Plan Book M, Volume 3, Page 84, more particularly bounded and described as follows:

BEGINNING at a point of tangent on the Easterly side of Dorchester Road (50 feet wide), said point being measured from a point of curve on the Northerly side of Allentown Boulevard (120 feet wide); on the arc of a circle curving to the right having a radius of 25 feet the arc distance of 39.27 feet;

THENCE extending from said beginning point along the Easterly side of Dorchester Road, North 15 degrees 01 minute West 445.10 feet to a point of curve;

THENCE extending on the arc of a circle curving to the right having a radius of 25 feet the arc distance of 39.27 feet, having a chord bearing of North 29 degrees 59 minutes East 35.36 feet to a point of tangent on the southerly side of Flank Drive, formerly known as Butler Drive (60 feet wide);

THENCE extending along the said Southerly side of Flank Drive, formerly known as Butler Drive, North 74 degrees 59 minutes East 362.09 feet to a point of curve,

THENCE continuing along Flank Drive, formerly known as Butler Drive, on the arc of a circle curving to the left having a radius of 600 feet the arc distance of
159.16 feet having a chord bearing of North 67 degrees 23 minutes 03 seconds East 158.69 feet to a point being the Northwest corner of Lot No. 13;

THENCE extending along said lot the following two courses and distances;

         (1)      South 36 degrees 01 minute East 252.87 feet and

         (2) South 15 degrees 01 minute East 280.00 feet to a point on the Northerly side of Allentown Boulevard;

Thence extending along said Allentown Boulevard, South 74 degrees 59 minutes West 610.00 feet to a point of curve;

THENCE extending on the arc of a circle curving to the right having a radius of 25 feet the arc distance of 39.27 feet, having a chord bearing of North 60 degrees 01 minutes West 35.36 feet, to the first mentioned point and place of BEGINNING.

PARCEL 2:

Easement to "Common Areas" as granted in the Declaration of Protective Covenants Heatherwood Commercial Park recorded at 257, page 525.


                                     B-1-2

                                LEGAL DESCRIPTION

                                6360 FLANK DRIVE
                              LOWER PAXTON TOWNSHIP
                            HARRISBURG, PENNSYLVANIA


PARCEL 1:

ALL THAT CERTAIN piece or parcel of land, situate in the Township of Lower Paxton, County of Dauphin, Commonwealth of Pennsylvania, known as Lot #7 of Heatherwood Commercial Park, as shown on the plan recorded in the Office of the Recorder of deeds in and for the County of Dauphin in Plan Book "M", Volume 3, Page 84, more particularly bounded and described as follows:

BEGINNING at a point on the north side of Flank Drive, formerly known as Butler Drive, at the division line between Lot No. 6 and Lot No. 7, said point being also a distance of 860.90 feet east of the intersection of the east side of Aster Drive and the north side of Flank Drive, formerly known as Butler Drive; THENCE by the division line between Lot NO. 6 and Lot No. 7 North 15 degrees of 01 minute West 501.05 feet to a point at the right of way line of Route I-81, L.R. 1105; THENCE by the same North 74 degrees 40 minutes 30 seconds East 294.43 feet to a point at a curve; THENCE by same and a curve to the right having a radius of 11,359.20 feet, an arc length of 289.95 feet to a point at line of Lot No. 8; THENCE by same South 15 degrees 01 minute East 303.52 feet to a point on the north side of Flank Drive, formerly known as Butler Drive; THENCE by same and a curve to the left having a radius of 800.00 feet, an arc length of 193.90 feet to a point; THENCE by same South 53 degrees 59 minutes West 376.08 feet to a point; THENCE by same and a curve to the right having a radius of 540.00 feet, an arc length of 48.11 feet to a point, the place of BEGINNING.

PARCEL 2:

Easement for Common Areas as granted in the Declaration of Protective Covenants Heatherwood Commercial Park recorded in Book 257 page 525.



                                     B-1-3

                                LEGAL DESCRIPTION

                                6380 FLANK DRIVE
                              LOWER PAXTON TOWNSHIP
                            HARRISBURG, PENNSYLVANIA


PARCEL 1:

ALL THAT CERTAIN piece or parcel of land, situate in the Township of Lower Paxton, County of Dauphin, Commonwealth of Pennsylvania, known as Lot No. 6 of Heatherwood Commercial Park, as shown on the Plan recorded in the Office of the Recorder of Deeds in and for the County of Dauphin, in Plan Book "M", Volume 3, Page 84, more particularly bounded and described as follow:

BEGINNING at a point on the north side of Flank Drive, formerly known as Butler Drive, at the division line between Lot No. 5 and Lot No. 6, said point being also a distance of 299.00 feet east of the intersection of the east side of Aster Drive and the north side of Flank Drive, formerly known as Butler Drive; THENCE by the line of Lots No. 5, 4 and 3 North 15 degrees 01 minutes west
518.68 feet to a point at the right of way line of Route I-81, L.R. 1005; THENCE by same North 74 degrees 40 minutes 30 seconds East 560.00 feet to a point at line of Lot No. 7; THENCE by same South 15 degrees 01 minutes East 501.05 feet to a point on the north side of Flank Drive, formerly known as Butler Drive; THENCE by the same and a curve to the right having a radius of 540.00 feet, an arc length of 149.81 feet to a point; THENCE by the same South 74 degrees 59 minutes West 412.09 feet to the point and place of BEGINNING.

BEING the same premises which Bedford Associates, a New York limited partnership by deed dated June 30, 1987 and recorded in the Recorder of Deeds Office in and for Dauphin County, in Record Book 967, page 246 granted and conveyed to Rouse & Associates - 6340 Flank Drive Limited Partnership, a Pennsylvania limited partnership.

PARCEL 2:

Easement for "Common Areas" as granted in the Declaration of Protective Covenants Heatherwood Commercial Park recorded at Book 257, page 525.



                                     B-1-4

                                LEGAL DESCRIPTION

                                6400 FLANK DRIVE
                              LOWER PAXTON TOWNSHIP
                            HARRISBURG, PENNSYLVANIA

PARCEL 1:

ALL THAT CERTAIN lot or parcel of land situate in Lower Paxton Township, Dauphin County, Pennsylvania, bounded and described according to a Subdivision Plan for Gateway Corporate Center by Kidde Consultants, Inc. dated July 18, 1990 recorded November 19, 1990 in Plan Book "D", Volume 5, page 19, as follows:

BEGINNING at a point on the northern right of way of Flank Drive, at the division line between Lot No. 8 and No. 9, said point being a distance of 1,973.69 feet East of the intersection of the eastern right of way of Aster Drive and the northern right of way of Flank Drive; THENCE by the division line between Lot No. 8 and Lot No. 9 North 10 degrees 22 minutes 18 seconds West,
345.09 feet to a point at the right of way line of Route I-81 S.R. 0081; THENCE by the same and a curve to the right having a radius of 11,359.20 feet, an arc length of 523.45 feet to a point; THENCE by the same South 8 degrees 37 minutes East 10.00 feet to a point; THENCE by the same along a curve to the right having a radius of 11,349.20 feet, an arc length of 106.61 feet to a point; THENCE along the lands N/F of B.&K, Inc., South 23 degrees 42 minutes 30 seconds West
249.68 feet to a point; THENCE along the same South 37 degrees 36 minutes East,
242.00 feet to a point, said point being the northeast corner of Lot No. 10; THENCE along the same, South 79 degrees 37 minutes 42 seconds West, 451.38 feet to a point; THENCE by the same north 69 degrees 26 minutes 23 seconds West,
44.74 feet to a point on the right of way of Flank Drive; THENCE by the same and a curve to the left having a radius of 60.00 feet, an arc length of 133.89 feet to a point; THENCE by the same and a curve to the right having a radius of 30.00 feet, an arc length of 22.30 feet to a point; THENCE by the same and a curve to the left having a radius of 330.00 feet, an arc length of 7.40 feet to a point and the place of BEGINNING.

BEING DESIGNATED at Lot No. 9 on the above captioned plan.

PARCEL 2:

Easement to "Common Areas" as granted in the Declaration of Protective Covenants Heatherwood Commercial Park recorded in Book 257, page 525.



                                     B-1-5

                                LEGAL DESCRIPTION

                                6405 FLANK DRIVE
                            HARRISBURG, PENNSYLVANIA


PARCEL 1:

ALL THAT CERTAIN lot or parcel of land situate in Lower Paxton Township, Dauphin County, Pennsylvania, bounded and described according to Subdivision Plan for Gateway Corporate Center by Kidde Consultants, Inc., dated July 18, 1990 and recorded November 19, 1990 in Plan Book "D", Volume 5, page 19, as follows, to wit:

BEGINNING at a point on the East end of the Flank Drive Cul-de-sac, at the division line between Lot No. 9 and Lot No. 10, said point being a distance of 2,137.28 feet East of the intersection of the eastern right-of-way of Aster Drive and the northern right-of-way of Flank Drive; THENCE by the division line between Lot No. 9 and Lot No. 10 South 69 degrees 26 minutes 23 seconds East,
44.74 feet to a point; THENCE by the same North 79 degrees 37 minutes 42 seconds East, 451.38 feet to a point; THENCE along the lands N/F of B & K, Inc., South 37 degrees 36 minutes East, 89.46 feet to a point; THENCE along the lands N/F of Dauphin Management Corp. South 14 degrees 09 minutes 15 seconds East, 484.65 feet to a point along the northern right of way of Allentown Boulevard, S.R. 0022; THENCE by the same, South 74 degrees 59 minutes West, 100.00 feet to a point; THENCE by the line between Lot No. 10 and Lot No. 16 North 15 degrees 01 minute West, 38.17 feet to a point; THENCE along the same, North 84 degrees 09 minutes 05 seconds West, 474.01 feet to a point; THENCE by the line between Lot No. 10 and Lot No. 11, North 10 degrees 22 minutes 18 seconds West, 381.35 feet to a point; THENCE by the same North 69 degrees 26 minutes 23 seconds West,
25.93 feet to a point on the right of way of the Flank Drive Cul-de-sac; THENCE by the same and a curve to the left having a radius of 60.00 feet, an arc length of 34.47 feet to a point and the place of BEGINNING.

BEING designated as Lot No. 10 on the above captioned plan.

PARCEL 2:

Easement for "Common Areas: as granted in the Declaration of Protective Covenants Heatherwood Commercial Park recorded in Book 257, page 525.



                                     B-1-6

                                LEGAL DESCRIPTION

                                5035 RITTER ROAD
                              LOWER ALLEN TOWNSHIP
                           MECHANICSBURG, PENNSYLVANIA


PARCEL 1:

ALL THAT CERTAIN tract or parcel of land situate in Lower Allen Township, Cumberland County, Pennsylvania, more particularly bounded and described according to a Final Subdivision Plan of Tract "B" of a portion of "Rossmoyne Industrial Park" for Smith Land & Improvement Corporation, by Robert E. Hartman, Jr., P.E. and R.S. dated May 8, 1987 and revised June 17, 1987, recorded August 24, 1987 in Plan Book 53, page 122, and being designated as Lot B-2 thereon, as follows:

BEGINNING at a point on the southern right of way line of "Ritter Road" (a 60 foot right of way) said point being located and referenced in a northwesterly direction from the center line intersection of "Louise Drive" and "Ritter Road" the following four (4) courses and distances:

         1. from said intersection along the center line of "Ritter Road" north 38 degrees 09 minutes 37 seconds west, a distance of
                  735.96 feet to a point; thence

         2. along the same on the arc of a curve, curving to the left, having a radius of 250.00 feet, an arc length of 392.70 feet to a point; thence

         3. along the same north 51 degrees 50 minutes 23 seconds west, a distance of 586.85 feet to a point; thence

         4.       south 40 degrees 42 minutes 20 seconds east, a distance of
                  30.03 feet to a point on the southern right-of-way line of "Ritter Road" the point of BEGINNING.

THENCE from said point of BEGINNING along lands of Smith Land & Improvement Corporation south 40 degrees 42 minutes 20 seconds east, a distance of 460.45 feet to a point; THENCE along the same south 51 degrees 50 minutes 23 seconds west, a distance of 534.93 feet to a point;

THENCE along the same North 38 degrees 09 minutes 37 seconds West, a distance of
460.00 feet to a point on the southern right-of-way line of "Ritter Road";

THENCE along the southern right-of-way line of "Ritter Road" north 51 degrees 50 minutes 23 seconds east, a distance of 514.48 feet to a point, the place of BEGINNING.

BEING Lot No. B-2 on Plan of Rossmoyne Industrial Park.

PARCEL 2:

TOGETHER with easements in and to the "Common Areas" as granted in the Declaration of Protective Covenants recorded at Book 354, page 570.


                                     B-1-7

                                LEGAL DESCRIPTION

                                5070 RITTER ROAD
                           MECHANICSBURG, PENNSYLVANIA


PARCEL 1:

ALL that certain land and premises situate in Upper Allen Township, Cumberland County, Pennsylvania being Lot #D-2 in Final Subdivision Plan of Tracts "D" and "F" Lots D-2 and F-3 a portion of "Rossmoyne Industrial Park" for Smith Land & Improvement Corporation by J. Michael Brill & Associates, Inc., J. Michael Brill, P.E. dated May 9, 1988 and recorded in Cumberland County Courthouse on June 23, 1988 in Plan Book 55, page 114, as follows:

BEGINNING at a point on the northern right-of-way line of "Ritter Road" (a 60 foot right-of-way) said point being located and referenced form the centerline intersection of "Ritter Road" and "Scott Street" the following two (2) courses and distances:

         1. From said intersection along the centerline of "Ritter Road" south 51 degrees 50 minutes 23 seconds West, a distance of
                  526.35 feet to a point;

         2. Thence north 38 degrees 09 minutes 37 seconds west, a distance of 30.00 feet to a point on the northern right-of-way line of Ritter Road, the point of BEGINNING.

THENCE from said point of beginning, along the northern right-of-way line of "Ritter Road" south 51 degrees 50 minutes 23 second west, a distance of 515.29 feet to a point; THENCE along other lands now or formerly of Smith Land & Improvement Corporation, North 38 degrees 09 minutes 37 seconds West, a distance of 423.38 feet to a point on the southern right-of-way line of U.S. Route #15 (L.R. #123); THENCE along the southern right-of-way line of U.S. Route #15 on an arc of a curve curving to the right having a radius of 2789.79 and an arc length of 312.85 feet to a point; THENCE along the same north 51 degrees 04 minutes 37 seconds east, a distance of 203.38 feet to a point; THENCE along Lot #D-1 south 38 degrees 09 minutes 37 seconds east, a distance of 447.77 feet to a point on the northern right-of-way line of "Ritter Road", being the point of BEGINNING.

PARCEL 2:

Easement in and to the "Common Area" contained in the Declaration of Protective Covenants for Rossmoyne Business Center recorded at Book 354, page 570.



                                     B-1-8

                                    EXHIBIT C

                        EARNEST MONEY ESCROW INSTRUCTIONS

         These Earnest Money Escrow Instructions ("INSTRUCTIONS") are entered into as of this _______ day of ___________, 199__ by and among First Industrial FINANCING PARTNERSHIP, L.P. ("SELLER"), ("PURCHASER"), and COMMONWEALTH LAND TITLE INSURANCE COMPANY ("ESCROWEE").

         WHEREAS, Purchaser and Seller entered into an Agreement of Purchase and Sale, dated _______________, 199__ (the "AGREEMENT"), for the purchase and sale of the Project (as defined in the Agreement and hereinafter collectively referred to as the "PROPERTY"); and

         WHEREAS, the parties desire to enter into escrow instructions with Escrowee pursuant to which Purchaser shall deposit earnest money, as required under the Agreement (the "ESCROW").

         NOW THEREFORE, in consideration of the mutual covenants contained in these Instructions, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

         1.       Deposit.

                  1.1. INITIAL EARNEST MONEY. Pursuant to the terms and provisions of the Agreement, and simultaneously with the execution hereof, Purchaser has deposited with Escrowee earnest money in the sum of ____________________ ($_____________) [the "EARNEST MONEY"].

                  1.2. ADDITIONAL EARNEST MONEY. Pursuant to the terms and provisions of the Agreement, simultaneously with its delivery of the Closing Date Extension Notice, Purchaser has deposited with Escrowee earnest money in the sum of ($_________) (the "ADDITIONAL EARNEST MONEY"). The Initial Earnest Money and the Additional Earnest Money shall hereinafter collectively be referred to as the "EARNEST MONEY".

                  1.3. INVESTMENT OF EARNEST MONEY. Escrowee shall invest the Earnest Money in interest-bearing securities, bank deposits and/or so-called "money market funds" established and managed by nationally recognized firms, as selected by Purchaser. All interest earned on the Earnest Money shall be paid as specifically provided in these Instructions.

         2. APPLICATION OF EARNEST MONEY AT CLOSING AND UPON TERMINATION OF AGREEMENT.

                  2.1. AT CLOSING. At Closing (as defined in the Agreement), (i) the Earnest Money shall be delivered by Escrowee to Seller and credited against the payment of the Purchase Price, and (ii) all interest earned thereon shall be delivered by Escrowee to Purchaser, whereupon the Escrow shall terminate.

                  2.2. UPON TERMINATION OF CONTRACT. Notwithstanding the foregoing, the Agreement provides certain circumstances in which Purchaser shall have the unilateral right to terminate the Agreement on or before ___________, 199__ (the "APPROVAL DATE"), by delivery of written notice to Seller and Escrowee (the "TERMINATION NOTICE"). Upon Escrowee's receipt of the Termination Notice (provided Escrowee receives such Termination Notice on or before ______________, Escrowee shall immediately and simultaneously (x) deliver a copy of the Termination Notice to Seller, in the manner provided in SECTION 5 below, and (y) disburse the full amount of the Earnest Money, together with any and all interest earned thereon, to Purchaser.

         3.       DEFAULT.

                  3.1. PURCHASER'S DEFAULT. In the event that after the Approval Date Purchaser breaches or defaults under the obligations imposed on it under the Agreement, and Seller desires to obtain the Earnest Money from Escrowee (pursuant to the terms of the Agreement), Seller shall be required to present to Escrowee: Seller's affidavit of default (the "DEFAULT AFFIDAVIT"), executed under penalty of perjury by an authorized representative of Seller, certifying to Purchaser and Escrowee that Purchaser is in default under the Agreement and, therefore, Seller is entitled to the Earnest Money proceeds. Upon receipt of the Default Affidavit from Seller, Escrowee shall (i) deliver a copy of the Default Affidavit to Purchaser, in the manner as provided in SECTION 5 below and (ii) if, within four (4) business days after the date on which the Default Affidavit is deemed to be delivered to Purchaser (pursuant to SECTION 5 below), Escrowee has not received from Purchaser a notice ("OBJECTION NOTICE") objecting to Escrowee's compliance with the Default Affidavit, Escrowee shall deliver the Earnest Money, together with all interest earned thereon, to Seller.

                  3.2. SELLER'S DEFAULT. In the event that after the Approval Date, Seller breaches or defaults under the obligations imposed on it under the Agreement, and Purchaser desires the return of the Earnest Money from Escrowee (pursuant to the terms of the Agreement), Purchaser shall be required to present to Escrowee: its own Default Affidavit executed under penalty of perjury by an authorized representative of Purchaser certifying to Seller and Escrowee that Seller is in default under the Agreement and, therefore, Purchaser is entitled to return of the Earnest Money proceeds. Upon receipt of the Default Affidavit from Purchaser, Escrowee shall (i) deliver a copy of the Default Affidavit to Seller as provided in SECTION 5 below, and (ii) if, within four (4) business days after the date on which the Default Affidavit is deemed to be delivered to Seller (pursuant to SECTION 5 below), Escrowee has not received from Seller an Objection Notice, objecting to Escrowee's compliance with the Default Affidavit, Escrowee shall deliver the Earnest Money, together with all interest earned thereon, to Purchaser.

         4. OBJECTION NOTICES. If Escrowee receives an Objection Notice from either Seller or Purchaser within the time period set forth in SECTION 3 above, then Escrowee shall refuse to comply with the Default Affidavit then in question ("OBJECTIONABLE DEFAULT AFFIDAVIT") until Escrowee receives (a) joint written instructions executed by both Purchaser and Seller, or (b) a final non-appealable order with respect to the disposition of the Earnest Money from a federal or state court of competent jurisdiction ("COURT ORDER"), in either of which events Escrowee shall then disburse the Earnest Money and all interest earned thereon, in accordance with such direction or order, as the case may be. Notwithstanding the immediately preceding sentence, if the party that delivers the Objection Notice does not (i) commence litigation with respect to the Earnest Money by filing a complaint or action for a declaratory judgment in an appropriate court of competent jurisdiction ("LITIGATION"), and (ii) provide notice and a copy of such complaint or action for declaratory judgment to Escrowee and the other party to these Instructions within thirty (30) days after delivery of the then-applicable Objection Notice, then Escrowee shall disburse the Earnest Money in accordance with the Objectionable Default Affidavit.

         Notwithstanding anything to the contrary in the Agreement or these Instructions, Seller and Purchaser hereby agree that in the event that (A) either or both of them delivers a Default Affidavit pursuant to SECTION 3; (B) the recipient of a Default Affidavit delivers an Objection Notice in response thereto; (C) the party delivering an Objection Notice commences Litigation; (D) the Litigation is ultimately resolved by the issuance of a Court Order; and (E) the Court Order authorizes the disbursement of the Earnest Money to the party that delivered the Default Affidavit that gave rise to the Objection Notice and ensuing Litigation (the "INITIATING PARTY"), then the party that delivered such Objection Notice shall be required to pay to the Initiating Party interest on the Earnest Money, from the date on which the Initiating Party delivered its Default Affidavit through the date on which the Escrowee disburses the Earnest Money (and all interest accrued thereon) to the Initiating Party, which interest shall be at the per annum rate of five percent (5.0%) in excess of the per annum rate publicly announced, from time to time, by The First National Bank of Chicago as its "prime" or "base" or "reference" rate of interest.

         5. NOTICES. Notices hereunder shall be deemed properly delivered when and if either (i) personally delivered; or (ii) one (1) business day after deposit with Federal Express or other commercial overnight courier; or (iii) two
(2) business days after deposit in the U.S. Mail, by registered or certified mail, return receipt requested, postage prepaid, to the parties as set forth below:

           Seller:            First Industrial Financing Partnership, L.P.
                              440 Commercial Street, 5th Floor
                              Boston, MA  02109
                              Attn: James D. Carpenter

           With a copy to
           its attorneys:     Barack Ferrazzano Kirschbaum Perlman & Nagelberg
                              333 W. Wacker Drive
                              27th Floor
                              Chicago, Illinois 60606
                              Attn:    Mark J. Beaubien

           Purchaser:         COPT Acquisitions, Inc.
                              401 City Avenue, Suite 615
                              Bala Cynwyd, Pennsylvania 19004
                              Attn:  Jim Davis

           With a copy to
           its attorneys:     Corporate Office Properties Trust
                              8815 Center Park Drive, Suite 400
                              Columbia, Maryland 21045
                              Attn: John Gurley, Esq.

                                   - and -

                              Morgan, Lewis & Bockius, LLP
                              1701 Market Street
                              Philadelphia, Pennsylvania  19103-2921
                              Attn:  Eric L. Stern, Esq.

           Escrowee:          Commonwealth Land Title Insurance Company

                              ----------------------------------------

                              ----------------------------------------

                              ----------------------------------------


         6. ESCROWEE OBLIGATIONS. The parties agree that, except as otherwise expressly provided in SECTION 4, the actions of, and the relationship between, Purchaser and Seller shall be governed by the terms of the Agreement. In all events and under all circumstances (except as otherwise expressly provided in SECTION 4), the ultimate rights and obligations of Seller and Purchaser shall be strictly governed and controlled by the terms and provisions of the Agreement, rather than these Instructions. In the event of any conflict between the terms and provisions of the Agreement and these Instructions, the terms and provisions of the Agreement shall control in all events and circumstances except as otherwise expressly provided in SECTION 4. Notwithstanding the existence of the Agreement or any references herein to the Agreement, the parties agree that Escrowee (but not Seller and Purchaser) shall be governed solely by the terms and provisions of these Instructions. The parties furthermore agree that, except as otherwise specifically provided in
SECTION 4 above, Escrowee is hereby expressly authorized to regard, comply with, and obey any and all orders, judgments or decrees entered or issued by any court, and, in case Escrowee obeys and complies with any such order, judgment or decree of any court, it shall not be liable to either of the parties hereto or to any other person, firm or corporation by reason of such compliance. Notwithstanding any such order, judgment or decree entered without jurisdiction or subsequently reversed, modified, annulled, set aside or vacated in case of any suit or proceeding regarding this escrow to which Escrowee is or may be at any time a party,

Escrowee shall have a lien on the contents hereof for any or all costs, attorneys' fees (whether such attorneys shall be regularly retained or specially employed) and other expenses that have been incurred by Escrowee or for which Escrowee becomes liable for on account, and Escrowee shall be entitled to reimburse itself therefor out of the Earnest Money deposit and the undersigned jointly and severally agree to pay Escrowee, upon demand, all such costs and expenses so incurred.

7. LITIGATION. In the event of litigation between the parties with respect to these Instructions, the performance of their respective obligations hereunder, or the effect of a termination under the Agreement or these Instructions, the losing party shall pay all costs and expenses incurred by the prevailing party in connection with such litigation, including, but not limited to, court costs and reasonable fees of counsel selected by the prevailing party. Notwithstanding any provision of the Agreement or these Instructions to the contrary, the obligations of the parties under this SECTION 7 shall survive a termination of either or both of the Agreement and these Instructions.

8. COUNTERPART. These Instructions may be executed in counterparts, each of which shall constitute an original but all of which together shall constitute one and the same instrument.

                                     SELLER:

                                     FIRST INDUSTRIAL FINANCING
                                     PARTNERSHIP, L.P., a Delaware limited
                                     partnership

                                     By: First Industrial Finance Corporation,
                                         its sole general partner


                                         By:
                                            --------------------------------
                                         Its:
                                             -------------------------------

                                     PURCHASER:

                                     ---------------------------------------

                                     -------------------------


                                     By:
                                        ------------------------------------

                                     Its:
                                         -----------------------------------

ACCEPTED BY ESCROWEE:

Commonwealth Land Title Insurance Company



By:
   -------------------------
Its
   -------------------------

                                    EXHIBIT D

                                    DOCUMENTS



                  (a) ENVIRONMENTAL REPORTS. Copies of all final, written third party reports, issued to Seller regarding soil conditions, ground water, wetlands, underground tanks, subsurface conditions and/or other environmental conditions concerning the Project.

                  (b) LEASES. A copy of all Leases covering all or any portion of the Project (including all amendments and modifications thereto), together with copies of all other underlying agreements and work letters, side letters, guaranties and amendments, and copies of any agreements with respect to any commissions due or to become due from Seller in connection with any such existing Leases. Seller shall provide Purchaser with access to Seller's tenant files with respect to the Project. In addition, a copy of the rent roll (the "RENT ROLL") prepared by Seller in the ordinary course of Seller's business.

                  (c) BOOKS AND RECORDS. Copies of the income and expense statements for the Project prepared by Seller in the ordinary course of Seller's business for the last three (3) years of Seller's ownership of the Project (the "OPERATING STATEMENTS"), including the Operating Statement to the extent prepared for the current year to date, together with access to those supporting materials in Seller's possession or reasonable control.

                  (d) APPROVALS. Copies of all, if any, of the following in Seller's possession: any development approvals which have been obtained or which have been applied for by Seller or on behalf of Seller and are pending in connection with the Project; reports, licenses and permits for the Project required by any zoning or environmental laws; copies of any subdivision plans or plats, and certifications, rezonings, general plan amendments, parcel maps and development agreements; and copies of all other permits, licenses, franchises, certifications, authorizations, approvals and permits issued by any governmental or quasi-governmental authorities to or for Seller for the construction, ownership, operation, use and occupancy of the Project, or any part thereof (all of the foregoing, are collectively herein referred to as "APPROVALS").

                  (e) EXISTING TITLE POLICIES AND SURVEYS. A copy of the most recent owner's title insurance policy issued to Seller for the Project, and a copy of the Surveys.

                  (f) INSURANCE CERTIFICATES. Copies of current insurance certificates evidencing the insurance required to be maintained by any tenants under any of the Leases to the extent in Seller's possession.

                  (g) EXISTING CONTRACTS. Copies of all of the following written items in Seller's possession: (i) brokerage, service, maintenance, operating, repair, supply, purchase, and other contracts and commitments relating to the operation, construction or management of the Project (excluding any recorded documents); (ii) equipment leases relating to equipment or property leased by Seller and located in or upon the Project or used in connection therewith; and
(iii) guaranties and warranties issued to Seller in effect with respect to the Project or Personal Property or any portion thereof, and all amendments and modifications to any of the foregoing (the documents described in items (i) and (ii), the "EXISTING CONTRACTS").

                                   EXHIBIT D-1

                               SCHEDULED DOCUMENTS



(a)      Environmental Reports (see attached)

(b)      Leases (see attached)

(c)      Books and Records (see attached)

(d)      Approvals (see attached)

(e)      Existing Title Policies and Surveys (see attached)

(f)      Insurance Certificates (see attached)

(g)      Existing Contracts (see attached)



                                     D-1-1

                                                                  Exhibit D-1(e)

                       EXITING TITLE POLICIES AND SURVEYS


                                 TITLE POLICIES


Title Policy issued by First American Title Insurance Company dated July 6, 1994 for 6340 Flank Drive

Title Policy issued by First American Title Insurance Company dated July 6, 1994 for 6345 Flank Drive

Title Policy issued by First American Title Insurance Company dated July 6, 1994 for 6360 Flank Drive

Title Policy issued by First American Title Insurance Company dated July 6, 1994 for 6380 Flank Drive

Title Policy issued by First American Title Insurance Company dated July 6, 1994 for 6400 Flank Drive

Title Policy issued by First American Title Insurance Company dated July 6, 1994 for 6405 Flank Drive

Title Policy issued by First American Title Insurance Company dated July 6, 1994 for 5035 Ritter Road

Title Policy issued by First American Title Insurance Company dated July 6, 1994 for 5070 Ritter Road



                                     SURVEYS

  Property Address        Revised Date          Surveyor Name             Description
  ----------------        ------------          -------------             -----------
  5035 Ritter Road          5/25/94         KCI Technologies, Inc.      As-Built Survey
  5070 Ritter Road          5/25/94         KCI Technologies, Inc.      As-Built Survey
  6340 Flank Drive          5/25/94         KCI Technologies, Inc.      As-Built Survey
  6345 Flank Drive          5/25/94         KCI Technologies, Inc.      As-Built Survey
  6360 Flank Drive          4/26/94         KCI Technologies, Inc.      As-Built Survey
  6380 Flank Drive          5/25/94         KCI Technologies, Inc.      As-Built Survey
  6400 Flank Drive          5/25/94         KCI Technologies, Inc.      As-Built Survey
  6405 Flank Drive          5/25/94         KCI Technologies, Inc.      As-Built Survey



                                    D-1(e)-1

                                    EXHIBIT E

                                    RENT ROLL

                                    EXHIBIT F

                              ESTOPPEL CERTIFICATE

                                  SCHEDULE 7.3

                                     SURVEYS

                               See Schedule D-1(e)


                                    S-7.3-1

                                 SCHEDULE 8.1.14

                               RIGHTS TO PURCHASE

                                      None


                                   S-8.1.14-1

                                 SCHEDULE 8.2.1

                       LEASE AMENDMENT OR NEW LEASE TERMS


                                        S-8.2.1-1

                                  SCHEDULE 11.3

                                CRITICAL TENANTS



   STREET ADDRESS              TENANT NAME                             SQUARE FEET
   --------------              -----------                             -----------
6340 Flank Drive           Lancaster/Lebanon                            29,700
                           Merkert Enterprises                          18,500

6345 Flank Drive           Allstate Insurance                           20,600

6360 Flank Drive           Ikon Office Solutions                         9,394

6400 Flank Drive           PA Coalition Against Domestic Violence       26,859
                           REM Hagerty/Schwartz & Dixon                 14,340

6405 Flank Drive           Cowles Magazine                              32,000

5035 Ritter Road           AOPC                                         41,676

5070 Ritter Road           Maryland Group Insurance                     32,000
                           Vale National Training Center                17,600


                                    S-11.3-1

                                  SCHEDULE 12.8

                   LEASING COMMISSIONS AND TENANT IMPROVEMENTS


                                    S-12.8-1